RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              SOFTNET SYSTEMS, INC.

                            Under Section 807 of the
                            Business Corporation Law


         Pursuant  to  Section  807  of  the  Business   Corporation   Law,  the
undersigned hereby certify:

         FIRST: That the name of the corporation is SoftNet Systems, Inc., originally known as Tensor Electric Development Co., Inc.

         SECOND: That the Certificate of Incorporation of the corporation was filed by the Department of State, Albany, New York, on the 12th day of December, 1956.

         THIRD: That the changes in the Certificate of Incorporation effected by this Certificate are as follows:

         (a) To redesignate the corporation's Series E Convertible Preferred Stock as Series C Convertible Preferred Stock.

         FOURTH: That the text of the Certificate of Incorporation of said SoftNet Systems, Inc., is hereby restated and amended to read in full as follows:

                  "FIRST:  The name of the corporation is SoftNet Systems, Inc.

                  SECOND: The corporation is formed to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York; provided that it is not formed to engage in any act or activity requiring the consent or approval of any state, official, department, board, agency or other body.

                  THIRD: The aggregate number of shares which the Corporation shall have authority to issue is 29,000,000 shares, of which 25,000,000 shares shall be common stock, par value $.01 per share and 4,000,000 shares shall be Preferred Stock, par value $.10 per share. The Board of Directors shall have authority to authorized the issuance, from time to time without any vote or other action by the shareholders, of any or all shares of stock of the corporation of any class at any time authorized. The Preferred Stock may be issued from time to time in one or more series. The number of shares included in any or all series of any classes of preferred stock and the designations, relative rights, preferences and limitations shall be determined by the Board of Directors. The Board of Directors shall thereafter implement the authority to issue shares of the Preferred Stock by amendment to the Certificate of Incorporation pursuant to Section 502(d) of the Business Corporation Law of the State of New York.

                  1. The rights and privileges of the Series A Convertible Preferred Stock are as follows. All references to Articles and Sections in this Article Third, Section 1 are solely to Articles and Sections within this Articles Third, Section 1, unless otherwise noted.

                            I. DESIGNATION AND AMOUNT

                  The designation of this series, which consists of 5,000 shares of Preferred Stock, is Series A Convertible Preferred Stock (the "Series A Preferred Stock") and the stated value shall be One Thousand Dollars ($1,000) per share (the "Stated Value").

                                    II. RANK

                  The Series A Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.01 per share (the "Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series A Preferred Stock obtained in accordance with Article IX hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series A Preferred Stock) (collectively, with the Common Stock, "Junior Securities"); (iii) pari passu with any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series A Preferred Stock obtained in accordance with Article IX hereof) specifically ranking, by its terms, on parity with the Series A Preferred Stock ("Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series A Preferred Stock obtained in accordance with Article IX hereto specifically ranking, by its terms, senior to the Series A Preferred Stock ("Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                                 III. DIVIDENDS

                  The Series A Preferred Stock shall bear dividends which will accrue cumulatively at a rate of 5% per annum and shall be payable quarterly, at the Corporation's option, in cash or in additional shares of Series A Preferred Stock and may be entitled to additional distributions, pursuant to the terms of Article VI(C)(4) and (5) hereof. In no event, so long as any Series A Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities, nor shall any shares of Junior Securities be purchased or redeemed by the Corporation nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities, without, in each such case, the written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting together as a class.

                           IV. LIQUIDATION PREFERENCE

                  A. If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of thirty (30) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series A Preferred Stock, shall have received the Liquidation Preference (as defined in Article IV.C) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series A Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series A Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares.

                  B. At the option of any holder of Series A Preferred Stock, the sale, conveyance or disposition of all or substantially all of the assets of the Corporation in a single transaction or series of related transactions, the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other Person (as defined below) or Persons when the Corporation is not the survivor shall either: (i) be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute an amount equal to 118% of the Liquidation Preference with respect to each outstanding share of Series A Preferred Stock owned by such holder in accordance with and subject to the terms of this Article IV or (ii) be treated pursuant to Article VI.C(3) hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

                  C. For purposes hereof, the "Liquidation Preference" with respect to a share of the Series A Preferred Stock shall mean an amount equal to the sum of (i) the Stated Value thereof, plus (ii) an amount equal to five percent (5%) per annum of such Stated Value for the period beginning on the date of issuance of such share and ending on the date of final distribution to the holder thereof (pro rated for any portion of such period) minus any dividends that have accrued and been paid in cash or in stock in respect of such share of Series A Preferred Stock. The liquidation preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Amendment of the Certificate of Incorporation filed in respect thereof.

                                  V. REDEMPTION

         A. If any of the following events (each, a "Mandatory Redemption Event") shall occur:

                           (i) The Corporation fails to issue shares of Common Stock to any holder of Series A Preferred Stock upon exercise by such holder of its conversion rights in accordance with the terms of this Certificate of Amendment (for a period of at least sixty (60) days if such failure is solely as a result of the circumstances governed by the second paragraph of Article VI.F below and the Corporation is using all commercially reasonable efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), fails to transfer or to cause its transfer agent to transfer any certificate for shares of Common Stock issued to a holder upon conversion of the Series A
         Preferred   Stock  as  and  when  required  by  this   Certificate   of
         Incorporation or the Registration Rights Agreement, dated as of December 31, 1997, by and between the Corporation and any other signatory thereto (the "Registration Rights Agreement"), fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Series A Preferred Stock upon conversion of the Series A Preferred Stock as and when required by this Certificate of Amendment, the Securities Purchase Agreement dated as of December 31, 1997, by and between the Corporation and any other signatory thereto (the "Purchase Agreement") or the Registration Rights Agreement, or fails to fulfill its obligations pursuant to Section 4 of the Purchase Agreement (or makes any statement that it does not intend to honor the obligations described in this paragraph) and any such failure set forth above in this paragraph shall continue uncured (or any statement not to honor its obligations shall not be rescinded) for ten (10) business days;

                           (ii) The Corporation fails to obtain effectiveness with the Securities and Exchange Commission (the "SEC") of the Registration Statement (as defined in the Registration Rights Agreement) prior to June 30, 1998 or such Registration Statement lapses in effect (or sales otherwise cannot be made thereunder, whether by reason of the Company's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) (a "Sale Restriction Day") for more than forty-five (45) consecutive days or seventy-five (75) days in any twelve (12) month period after such Registration Statement becomes effective;

                           (iii) The Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

                           (iv) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation; or

                           (v) The Common Stock is suspended from trading on any of, or is not listed for trading on at least one of the American Stock Exchange ("AMEX"), the New York Stock Exchange or the Nasdaq National Market for an aggregate of at least ten (10) days in any twelve (12) month period, then, upon the occurrence and during the continuation of any Mandatory Redemption Event specified in subparagraphs (i), (ii) or
         (v) at the option of one or more holders of then outstanding shares of Series A Preferred Stock by written notice (the "Mandatory Redemption Notice") to the Corporation of such Mandatory Redemption Event, or upon the occurrence of any Mandatory Redemption Event specified in subparagraphs (iii) or (iv), the Corporation shall purchase such holder's or all holders' shares of Series A Preferred Stock for an amount per share equal to the greater of (1) 118% multiplied by the sum of (a) the Stated Value of the shares to be redeemed, plus (b) an amount equal to five percent (5%) per annum of such Stated Value as reduced by any cash or stock dividends paid through the date of payment of the Mandatory Redemption Amount for the period beginning on the date of issuance of such shares and ending on the date of payment of the Mandatory Redemption Amount (as defined below) (the "Mandatory
         Redemption Date") and (2) the "parity value" of the shares to be redeemed, where parity value means the product of (a) the number of shares of Common Stock issuable upon conversion of such shares in accordance with Article VI below (treating the Trading Day (as defined in Article VI.B below) immediately preceding the Mandatory Redemption Date as the "Conversion Date" (as hereinafter defined) unless the Mandatory Redemption Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date, and deeming the two consecutive Trading Days in the Pricing Period (as hereinafter defined) preceding the Mandatory Redemption Date that maximize the number of shares of Common Stock issuable for purposes of this proviso -as the Market Price Days (as hereinafter defined), multiplied by (b) the Closing Price (as hereinafter defined) for the Common Stock on such Conversion Date (the greater of such amounts being referred to as the "Mandatory Redemption Amount"). Notwithstanding the foregoing, any holder of Series A
         Preferred who does not sign the Mandatory Redemption Notice shall retain such holder's shares of Series A Preferred Stock, the rights of which shall continue to be governed by the terms of this Certificate of Incorporation. The Corporation shall notify all holders promptly of the receipt by the Corporation of a Mandatory Redemption Notice from any holder.

                  In the case of a Mandatory Redemption Event, if the Corporation fails to pay the Mandatory Redemption Amount for each share within five (5) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Series A
         Preferred Stock shall have the right at any time, so long as the Mandatory Redemption Event continues, to require the Corporation, upon written notice, to immediately issue (in accordance with and subject to the terms of Article VI below), in lieu of the Mandatory Redemption Amount, with respect to each outstanding share of Series A Preferred Stock held by such holder, the number of shares of Common Stock of the Corporation equal to the Mandatory Redemption Amount divided by the Conversion Price then in effect.

                  B. If the Series A Preferred Stock ceases to be convertible as a result of the limitations described in the second paragraph of
         Article VI.A below (a "19.99% Event"), and the Corporation (i) has not obtained approval of the issuance of the Conversion Shares by the requisite vote of the holders of the then-outstanding Common Stock,
         (ii) has not prior to, or within thirty (30) days after, the date that such 19.99% Event arises received other permission pursuant to the rules of AMEX allowing the Corporation to resume issuances of Conversion Shares, or (iii) is no longer governed by a rule promulgated by a stock exchange, Nasdaq or other applicable body prohibiting the issuance of Common Stock upon conversion of the Series A Preferred Stock in excess of 19.99% of the Outstanding Common Amount. then, with respect to any Conversion Shares issuable after the occurrence of the 19.99% Event, the Corporation shall pay cash to the holder submitting the Notice of Conversion that includes such Conversion Shares, in an amount equal to the product of (a) the number of Conversion Shares issuable in accordance with such Notice of Conversion, but which cannot be issued as a result of the 19.99% Event, multiplied by (b) the Closing Price for the Common Stock on the Conversion Date. Upon the occurrence of a 19.99% Event, a Notice shall be delivered promptly to the holders of Series A Preferred Stock at their registered address appearing on the records of the Corporation and shall state that 19.99% of the Outstanding Common Amount (as defined in Article VI.A below) has been issued upon exercise of the Series A Preferred Stock. All cash payments arising out of a 19.99% Event shall be paid within three (3) business days of the Conversion Date.

                  C.       Redemption at the Option of the Corporation

                           (i) The Corporation shall have the right to redeem the Series A Preferred Stock on the following terms and conditions on any day after the first anniversary of the date of original issuance of the Series A Preferred Stock.

                           (ii) In the case of a redemption under this Article V.C, the redemption price per share of Series A Preferred Stock shall be the greater of (i) 130% of the Stated Value, or (ii) the "parity value" of the shares to be redeemed, where parity value means the product of (a) the number of shares of Common Stock issuable upon conversion of such shares in accordance with Article VI below (treating the Trading Day (as defined in Article VI.B below) immediately preceding the Optional Redemption Date (as defined below) as the "Conversion Date" (as hereinafter defined) and deeming the two consecutive Trading Days in the Pricing Period (as hereinafter defined) preceding the Optional Redemption Date that maximize the number of shares of Common Stock issuable for purposes of this proviso as the Market Price Days (as hereinafter defined)), multiplied by (b) the Closing Price (as hereinafter defined) for the Common Stock on such Conversion Date (the greater of such amounts being referred to as the "Optional Redemption Amount").

                           (iii) The Corporation shall effect each such redemption by giving notice (the "Optional Redemption Notice") of its election to redeem, by facsimile with a copy by overnight or 2-day courier, no less than 10 business days prior to the redemption date (the "Optional Redemption Date"). The Corporation may elect to redeem some, but not all, of the Series A Preferred Stock, but in no event less than $1,500,000 per redemption. If the Corporation elects to redeem some, but not all, of the Series A Preferred Stock, the Corporation shall redeem a pro-rata amount from among all the Series A Preferred Stock holders. The Optional Redemption Notice shall indicate whether the Corporation will redeem all or part of the Series A Preferred Stock and the Optional Redemption Date. The holders of the Series A Preferred Stock shall have the right to convert their Series A Preferred Stock until 12:00 midnight, New York time, on the Trading Day preceding the Optional Redemption Date.

                           (iv) The Corporation shall not be entitled to send an Optional Redemption Notice unless it has (x) the full amount of the redemption price (assuming that the Optional Redemption Amount equals 130% of the Stated Value for all of the shares of Series A Preferred Stock to be redeemed), in cash, available in a demand or other immediately available account in a bank or similar financial institution or (y) immediately available credit facilities, in the full amount of the redemption price (as calculated above), with a bank or similar financial institution on the date the Optional Redemption Notice is sent. If the Corporation has met the requirements of the preceding sentence, and a holder has not submitted his Series A
         Preferred Stock for redemption as required by this Article V.C by the Optional Redemption Date, the Corporation may pay the Optional Redemption Price and cancel the Series A Preferred Stock subject to the Optional Redemption Notice, and such redeemed Series A Preferred Stock shall be of no further validity, force or effect. The Optional Redemption Price shall be paid within three (3) business days after the Optional Redemption Date.

                   VI. CONVERSION AT THE OPTION OF THE HOLDER

                  A. Each holder of shares of Series A Preferred Stock may, at its option in accordance with the terms hereof, upon surrender of the certificates therefor, convert any or all of its shares of Series A Preferred Stock into Common Stock as follows (an "Optional Conversion") on or after the first to occur of (a) the listing on (or on such other national securities exchange or automated quotation system upon which the Common Stock is listed) of the Common Stock into which the Series A Preferred Stock is then convertible or (b) 10 business days after the issuance of such Series A Preferred Stock. Each share of Series A Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (1) the sum of (a) the Stated Value thereof, plus, (b) the Premium Amount (as defined below), by (2) the then effective Conversion Price (as defined below); provided, however, that, unless the holder delivers a waiver in accordance with the immediately following sentence, in no event shall a holder of shares of Series A Preferred Stock be entitled to convert any such shares in excess of that number of shares upon conversion of which the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series A
         Preferred Stock or unexercised portion of warrants or any other securities containing analogous limitations) and (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series A Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by a holder and such holder's affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (x) of such proviso, and (ii) a holder may waive the limitations set forth therein by written notice to the Corporation upon not less than sixty-one (61) days prior written notice (with such waiver taking effect only upon the expiration of such sixty-one (61) day notice period). The "Premium Amount" for each share of Series A Preferred Stock means the product of the Stated Value, multiplied by .05, multiplied by (N/365), minus any dividends that have accrued and been paid in cash or in stock in respect of such share of Series A Preferred Stock, where "N" equals the number of days elapsed from the date of issuance of the Series A Preferred Stock to and including the Conversion Date (as defined in Article VI.B. below).

                  Notwithstanding anything to the contrary contained herein, if, at any time, the aggregate number of shares of Common Stock then issued upon conversion of the Series A Preferred Stock equals 19.99% of the "Outstanding Common Amount" (as hereinafter defined), the Series A Preferred Stock shall, from that time forward, cease to be convertible into Common Stock in accordance with the terms of this Article VI and
         Article VII below, unless the Corporation (i) has obtained approval of the issuance of the Series A Preferred Stock by a majority of the total votes eligible to be cast on such proposal, in person or by proxy, by the holders of the then outstanding Common Stock, (ii) shall have otherwise obtained permission to allow such issuances from AMEX; or
         (iii) is no longer governed by a rule promulgated by a stock exchange, Nasdaq or other applicable body prohibiting the issuance of Common Stock upon conversion of the Series A Preferred Stock in excess of 19.99% of the Outstanding Common Amount without shareholder approval. For purposes of this paragraph, "Outstanding Common Amount" shall be determined in accordance with the rules of AMEX, as may be in effect from time to time. The maximum number of shares of Common Stock issuable as a result of the 19.99% limitation set forth herein is hereinafter referred to as the "Maximum Share Amount." With respect to each holder of Series A Preferred Stock, the Maximum Share Amount shall refer to such holder's pro rata share thereof determined in accordance with Article X below. In the event that the Corporation obtains stockholder approval, the approval of AMEX or otherwise concludes that it is able to increase the number of shares to be issued above the Maximum Share Amount (such increased number being the "New Maximum Share Amount"), the references to Maximum Share Amount, above, shall be deemed to be instead, references to the greater New Maximum Share Amount. In the event that stockholder approval is not obtained, there are insufficient reserved or authorized shares or a registration statement covering the additional shares of Common Stock which constitute the New Maximum Share Amount is not effective prior to the Maximum Share Amount being issued (if such registration statement is necessary to allow for the public resale of such securities), the Maximum Share Amount shall remain unchanged; provided, however, that the holder may grant an extension to obtain a sufficient reserved or authorized amount of shares or of the period for obtaining effectiveness of such registration statement. In the event that (a) the aggregate number of shares of Common Stock issued pursuant to the outstanding Series A Preferred Stock represents at least twenty percent (20%) of the Maximum Share Amount and (b) the sum of (x) the aggregate number of shares of Common Stock issued upon conversion of Series A Preferred Stock plus (y) the aggregate number of shares of Common Stock that remains issuable upon conversion of Series A Preferred Stock, together in each case with any shares- of Common Stock that are integrated with the Conversion Shares for purposes of the rules of AMEX, represents at least one hundred percent (100%) of the Maximum Share Amount (the "Triggering Event"), the Corporation will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event and before the Mandatory Redemption Date.

                  B. 1. Subject to subparagraph (b) and (c) and Article VI.C below, the "Conversion Price" shall be the lesser of (i) the Market Price (as defined herein) (the "Variable Conversion Price") and (ii) the Fixed Conversion Price. "Market Price" shall mean the average of the closing bid prices of the Common Stock on AMEX, or on the principal securities exchange or other market on which the Common Stock is then being traded (in each case, as reported by Bloomberg), for any two (2) consecutive Trading Days (as defined herein) (the "Market Price Days") in the 20 Trading Day period (the "Pricing Period") ending one (1) Trading Day prior to the date (the "Conversion Date") the Notice of Conversion (as defined in Section VI.E) is sent by a holder to the Corporation via facsimile. "Trading Day" shall mean any day on which the Common Stock is traded for any period on AMEX, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The converting holder shall designate the "Market Price Days" on the Conversion Date, from the Trading Days comprising the Pricing Period and such selection shall be indicated in the Notice of Conversion. The "Fixed Conversion Price" shall equal $8.28.

                           2. Notwithstanding anything contained in subparagraph
         (1) of this Paragraph B to the contrary,  in the event the  Corporation
         (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and Its capital stock is unchanged and the stockholders of the Corporation prior to the date of such consolidation or merger continue to own at least 51% of the surviving or continuing corporation) or sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer (as such term is used in the Exchange Act) to purchase 50% or more of the Corporation's Common Stock (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in subparagraph (1) of this Article VI.B. For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction or tender offer for which a public announcement as contemplated by this subparagraph (2) has been made, six (6) Trading Days after the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer which caused this subparagraph (2) to become operative, or the date on which the proposed transaction or tender offer has been consummated.

                           3. In the event that (i) the Corporation fails to obtain effectiveness with the SEC of the Registration Statement prior to 90 days (or 120 days if the Company is advised by the SEC that it is not eligible to use form S-3 and is thus required to use Form S-1) following the issuance of the Series A Preferred Stock, or (ii) such Registration Statement lapses in effect, or sales otherwise cannot be made thereunder, whether by reason of the Corporation's failure or inability to amend or supplement the prospectus (the "Prospectus") included therein in accordance with the Registration Rights Agreement or otherwise, after such Registration Statement becomes effective, then the Pricing Period shall be comprised of, (a) in the case of an event described in clause (i), the twenty (20) Trading Days preceding the 90th day (or the 120th day if the Company is advised by the SEC that it is not eligible to use form S-3 and is thus required to use Form S-1) following the issuance of the Series A Preferred Stock plus all Trading Days through and including the third Trading Day following the date of effectiveness of the Registration Statement; and (b) in the case of an event described in clause (ii), the twenty (20) Trading Days preceding the date on which the holders are first notified or otherwise first reasonably determine based on the information available that sales may not be made under the Prospectus, plus all Trading Days through and including the third Trading Day following the date on which the holders of Series A Preferred Stock are notified or otherwise first reasonably determine based on the information available that such sales may again be made under the Prospectus.

                  C. The Conversion Price shall be subject to adjustment from time to time as follows:

                           1. Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend, Etc. If at any time when the Series A Preferred Stock is issued and outstanding, the number of outstanding shares of
         Common Stock is increased by a stock split, stock dividend, combination, reclassification, below-Market Price rights offering to all holders of Common Stock or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the transfer agent and the conversion agent for the Series A Preferred Stock (the "Transfer Agent") of such change on or before the effective date thereof.

                           2. Adjustment to Variable Conversion Price. If at any time when Series A Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification, below-Market Price rights offering to all holders of Common Stock or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any Optional Conversion or Automatic Conversion of the Series A Preferred Stock, then the Variable Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for the entire Pricing Period immediately preceding the Conversion Date. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof.

                           3. Adjustment Due to Merger, Consolidation, Etc. Subject to Article IV.B, if, at any time when Series A Preferred Stock is issued and outstanding and prior to the conversion of all Series A Preferred Stock, there shall be any `merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, "a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Corporation or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then the holders of Series A Preferred Stock shall thereafter have the right to receive upon conversion of the Series A Preferred Stock, upon the basis and upon the terms and customs specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the holders of Series A Preferred Stock would have been entitled to receive in such transaction had the Series A Preferred Stock been converted in full (without regard to any limitations on conversion contained herein) immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of Series A Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion of Series A Preferred Stock. The Corporation shall not effect any transaction described in this subsection (3) unless (i) it first gives, to the extent practical, thirty (30) days' prior written notice (but in any event at least fifteen (15) business days prior written notice) of such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the holders of Series A Preferred Stock shall be entitled to convert the Series A Preferred Stock) and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this subsection (3). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

                           4. Adjustment Due to Distribution. Subject to Article
         III, if the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the holders of Series A Preferred Stock shall be entitled, upon any conversion of shares of Series A Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

                           5. Purchase Rights. Subject to Article III, if at any time when any Series A Preferred Stock is issued and outstanding, the Corporation issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the holders of Series A Preferred Stock win be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                           6. Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
         Article VI.C. the Corporation, at its expense, shall make available to the holders the information necessary to determine such adjustment or readjustment. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish to such holder a certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series A Preferred Stock.

                  D. For purposes of Article VI.C(l) and (2) above, "Market Price," which shall be measured as of the record date in respect of the rights offering means (i) the average of the last reported sale prices for the shares of Common Stock as reported by AMEX, as applicable, for the twenty (20) Trading Days immediately preceding such date, or (ii) if AMEX is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Corporation, or (b) at the option of two-thirds (2/3) of the holders, of the outstanding Series A Preferred Stock by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation.

                  E. In order to convert Series A Preferred Stock into full shares of Common Stock, a holder of Series A Preferred Stock shall: (i) submit a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A ("Notice of Conversion") to the Corporation by facsimile dispatched on the Conversion Date (or by other means resulting in notice to the Corporation on the Conversion Date) at the office of the Corporation or the Transfer Agent that the holder elects to convert the same, which notice shall specify the number of shares of Series A Preferred Stock to be converted, the applicable Conversion Price, the Market Price Days, and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the first page of each certificate to be converted) prior to 12:00 Midnight, New York City time (the "Conversion Notice Deadline") on the date of conversion specified on the Notice of Conversion; and (ii) surrender the original certificates representing the Series A Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion to the office of the Corporation or the Transfer Agent as soon as practicable thereafter. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion, until either the Preferred Stock Certificates are delivered to the Corporation or its Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (1) below). In the case of a dispute as to the calculation of the Conversion Price, the Corporation shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subparagraph (2) below. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than 48 hours from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

                           1. Lost or Stolen Certificates. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series A Preferred Stock, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

                           2. Delivery of Common Stock Upon Conversion. Upon the surrender of certificates as described above together With a Notice of Conversion, the Corporation shall issue and, within three (3) business days after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (1) above) (the "Delivery Period"), deliver (or cause its Transfer Agent to so issue and deliver) to or upon the order of the holder (i) that number of shares of Common Stock for the portion of the shares of Series A Preferred Stock converted as shall be determined in accordance herewith and (ii) a certificate representing the balance of the shares of Series A Preferred Stock not converted, if any. In addition to any other remedies available to the holder, including actual damages and/or equitable relief, the Corporation shall pay to a holder $500 per day in cash for each day beyond the three (3) day grace period following the Delivery Period that the Corporation fails to deliver Common Stock issuable upon surrender of shares of Series A Preferred Stock with a Notice of Conversion until such time as the Corporation has delivered all such Common Stock. Such cash amount shall be paid to such holder by the fifth day of the month following the month in which it has accrued or, at the option of the holder (by written notice to the Corporation by the first day of the month following the month in which it has accrued), shall be payable in Common Stock in accordance with the terms of this Article VI.

                  In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder and subject to the limitations contained in Article VI.A. and to the holder's compliance with the provisions in this Article VI.E., the Corporation shall use its best efforts to cause the Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

                           3. No Fractional Shares. If any conversion of Series A Preferred Stock would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, of the Series A Preferred Stock shall be the next higher number of shares.

                           4. Conversion Date. The "Conversion Date" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in notice) to the Corporation or the Transfer Agent before 12:00 Midnight, New York City time, on the Conversion Date. Subject to
         Article VI.G, the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the shares of Series A Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion and except that the holders preferential rights as a holder of Series A Preferred Stock shall survive to the extent the corporation fails to deliver such securities.

                  F. A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Series A Preferred Stock outstanding at the then current Conversion Price shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion or exercise (the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Corporation's obligations pursuant to Section 4(h) of the Purchase Agreement. In addition, if the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series A Preferred Stock shall be convertible at the then current Conversion Price, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series A Preferred Stock.

                  If at any time a holder of shares of Series A Preferred Stock submits a Notice of Conversion, and the Corporation does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion, in accordance with the provisions of this
         Article VI (a "Conversion Default'), the Corporation shall issue to the holder (or holders, if more than one holder submits a Notice of Conversion in respect of the same Conversion Date), the number of shares of Common Stock which are available to effect such conversion up to such holder's pro rata share of the Reserved Amount, as determined in accordance with Article X. The number of shares of Series A Preferred Stock included in the Notice of Conversion which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the holder's option at any time after) the date additional shares of Common Stock are authorized by the Corporation to permit such conversion, at which time the Conversion
         Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date elected by the holder in respect thereof. The Corporation shall use its best efforts to effect an increase in the authorized number of shares of Common Stock as soon as possible following a Conversion Default. In addition, the Corporation shall pay to the holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (a) (N/365), multiplied by (b) the sum of the Stated Value plus the Premium Amount per share of Series A Preferred Stock through the Authorization Date (as defined below), multiplied by (c) the Excess Amount on the day the holder submits a Notice of Conversion giving rise to a Conversion Default (the "Conversion Default Date"), multiplied by (d) .24, where
         (i) N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Corporation authorizes a sufficient number of shares of Common Stock to effect conversion of the full number of shares of Series A Preferred Stock. The Corporation shall send notice to the holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of holder's accrued Conversion Default Payments. The accrued Conversion Default Payment for each calendar month shall be paid in cash or shall be convertible into Common Stock at the Conversion Price, at the holder's option, as follows:

                           1. In the event the holder elects to receive such payment in cash, cash payment shall be made to holder by the fifth day of the month following the month in which it has accrued; and

                           2. In the event the holder elects to receive such payment in Common Stock, the holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this
         Article VI (so long as there is then a sufficient number of authorized shares).

                  Nothing herein shall limit the holder's right to pursue actual damages for the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

                  G. Upon submission of a Notice of Conversion by a holder of Series A Preferred Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such holder's allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) the holder's rights as a holder of such converted shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Incorporation. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of shares of Series A Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation) the holder shall regain the rights of a holder of such shares of Series A Preferred Stock with respect to such unconverted shares of Series A Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares of Series A Preferred Stock to the holder or, if such shares of Series A Preferred Stock have not been surrendered, adjust its records to reflect that such shares of Series A Preferred Stock have not been converted. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, the right to receive Conversion Default Payments pursuant to Article VI.F. to the extent required thereby for such Conversion Default and any subsequent Conversion Default).

                            VII. AUTOMATIC CONVERSION

                  So long as the Registration Statement is then effective or sales can otherwise be made without volume restrictions under the. Securities Act by the holders of the Series A Preferred Stock and there is not then a continuing Mandatory Redemption Event, each share of Series A Preferred Stock issued and outstanding on December 31, 2000 (the "Automatic Conversion Date"), automatically shall be converted into shares of Common Stock on such date at the then effective Conversion Price in accordance with, and subject to, the provisions of
         Article VI hereof (the "Automatic Conversion"); provided, however, that the Automatic Conversion Date shall be extended by the number of Sale Restriction Days which exceed a total of thirty (30) days. The Automatic Conversion Date shall be the Conversion Date for purposes of determining the Conversion Price and the time within which certificates representing the Common Stock must be delivered to the holder.

                               VIII. VOTING RIGHTS

                  The holders of the Series A Preferred Stock have no voting power whatsoever, except as otherwise provided by the Business Corporation Law of the State of New York ("BCL"), in this Article VIII, and in Article IX below.

                  Notwithstanding the above, the Corporation shall provide each holder of Series A Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in correction with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least ten (10) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction. or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

                  To the extent that under the BCL the vote of the holders of the Series A Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series A Preferred Stock (except as otherwise may be required under the BCL) shall constitute the approval of such action by the class. To the extent that under the BCL holders of the Series A Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series A Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the BCL.

                            IX. PROTECTIVE PROVISIONS

                  So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the BCL) of the holders of at least a majority of the then outstanding shares of Series A Preferred
         Stock:

                           (a) alter or change the rights, preferences or privileges of the Series A Preferred Stock or any Senior Securities so as to affect adversely the Series A Preferred Stock;

                           (b) create any new class or series of capital stock having a preference over the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article H hereof, "Senior Securities");

                           (c) create any new class or series of capital stock ranking pari passu with the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "Pari Passu Securities");

                           (d) increase the authorized number of shares of Series A Preferred Stock; or

                           (e) do any act or thing not authorized or contemplated by this Certificate of Incorporation which would result in taxation of the holders of shares of the Series A Preferred Stock under
         Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

                  In the event holders of at least a majority of the then outstanding shares of Series A Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, pursuant to subsection (a) above, so as to affect the Series A Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series A Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right for a period of thirty (30) days to convert pursuant to the terms of this Certificate of Incorporation as they exist prior to such alteration or change or continue to hold their shares of Series A Preferred Stock.

                             X. PRO RATA ALLOCATIONS

                  The Maximum Share Amount and the Reserved Amount (including any increases thereto) shall be allocated by the Corporation pro rata among the holders of Series A Preferred Stock based on the number of shares of Series A Preferred Stock then held by each holder relative to the total aggregate number of shares of Series A Preferred Stock then outstanding.

                  2. The rights and privileges of the Series B Convertible Preferred Stock are as follows. All references to Articles and Sections within this Article Third, Section 2 are solely to Articles and Sections within this Article Third, Section 2.

                            I. DESIGNATION AND AMOUNT

                  The designation (this "Certificate of Designation") of this series, which consists of 10,000 shares of Preferred Stock of SOFTNET SYSTEMS, INC., a New York corporation (the "Company"), is the Series B Convertible Preferred Stock (the "Preferred Stock" or "Preferred Shares") and the face amount per share shall equal $1,000 (the "Face Amount").

                             II. CERTAIN DEFINITIONS

                  For purposes of this Article Third, Section 2, the following terms shall have the following meanings:

                  "Anniversary Date" means the date that is 9 months following the Closing Date.

                  "Business Day" means any day other than a Saturday, Sunday or a day on which banks in New York, New York are permitted or required by law to be closed.

                  "Closing Bid Price" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holders then holding a majority of the outstanding shares of Preferred Stock ("Majority Holders"), if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Majority Holders, or, if they are unable to agree on such value, it shall be determined by an investment banking firm selected by the Company and reasonably acceptable to the Majority Holders.

                  "Closing Date" means the date on which the Preferred Shares are initially issued.

                  "Closing Price" means $11.00.

                  "Common Stock" means the common stock, $0.01 par value, of the Company.

                  "Conversion Price", subject to the adjustments provided for in
         Article X hereof, means (1) on and prior to the Anniversary Date, $13.20 and (2) beginning on the day following the Anniversary Date, the lesser of (i) $13.20 and (ii) the Market Price at the time of conversion.

                  "Effective Date" means the date the Registration Statement registering the resale of the shares of Common Stock into which the Preferred Shares are convertible is declared effective by the Securities and Exchange Commission.

                  "Holders" means the initial Holders of the Preferred Stock and their permitted transferees.

                  "majority of the outstanding shares of Preferred Stock" means greater than 66.6% of the outstanding shares of Preferred Stock.

                  "Market Price" means the volume weighted average price of the Common Stock over any 5 trading days, selected by the Holder, in the 20 trading days ending on the day prior to the Conversion Date.

                  "Registration Deadline" means the 90th day following the Closing Date.

                  "Registration Statement" means a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                  "Securities Purchase Agreement" means the Securities Purchase Agreement referencing this Article Third, Section 2, among the Company and the purchasers named therein, as amended from time to time in accordance with the terms thereof.

                  "Warrants" means certain stock purchase warrants to acquire shares of Common Stock issued by the Company to the initial Holders in connection with the transactions contemplated by the Securities Purchase Agreement.

                                 III. DIVIDENDS

                  A. General. Each Holder of the Preferred Stock shall be entitled to receive cumulative dividends at the rate of five percent (5%) of the Face Amount per annum (the "Dividend") of the Preferred Stock held by such Holder commencing on the Closing Date and continuing through the date that no shares of Preferred Stock are held by such Holder; provided however, that commencing on and continuing through any period that shares of Common Stock equal to such Holder's Maximum Share Amount (as defined in Article V(B)) have been issued in conversion of Preferred Stock with respect to such Holder of the Preferred Stock, such Holder shall be entitled to receive cumulative dividends at the rate of ten percent (10%) per annum. Such cumulative Dividends shall be payable at the end of each fiscal quarter of the Company in arrears in cash or additional Preferred Shares, at the Company's option; provided however, that the Company's option to pay such Dividends in additional Preferred Shares shall be subject to and contingent upon the effectiveness of a Registration Statement for the Common Shares underlying the Preferred Shares and Warrants, and provided further that if the Maximum Share Amount is reached, the Company shall be required to pay such Dividends in cash. Dividends on the Preferred Stock shall accrue and be cumulative on a daily basis from the date payable (with appropriate proration for any partial dividend period), whether or not earned and whether or not in any dividend period there shall be surplus or net profits of the Company legally available for the payment of such dividends. In no event, so long as any Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities (as defined below), nor shall any shares of Junior Securities be purchased or redeemed by the Company nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities, without, in each such case, the written consent of the Holders of a majority of the outstanding shares of Preferred Stock, voting together as a class.

                  B. Payment of Dividend in Preferred Shares. Should the Company elect to pay accrued but unpaid Dividends in additional shares of Preferred Stock, the number of Preferred Shares to which the Holder shall be entitled will be equal to the aggregate cash value of such unpaid Dividends, divided by the Face Amount.

                                 IV. CONVERSION

                  A. Conversion at the Option of Holder. Subject to Article V(B), beginning on the earlier to occur of the Effective Date and the Registration Deadline, each Holder may, at any time and from time to time, convert each of its shares of Preferred Stock into a number of fully paid and nonassessable shares of Common Stock determined by dividing the aggregate Face Amount of the Preferred Shares being converted by the then applicable Conversion Price, subject to adjustment as provided in Article X; provided, however, that, unless the Holder delivers a waiver in accordance with the immediately following sentence, in no event shall a Holder of shares of Preferred Stock be entitled to convert any such shares to the extent that (x) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Preferred Stock or unexercised portion of warrants or any other securities containing analogous limitations) plus (y) the number of shares of Common Stock issuable upon the conversion of the shares of Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by a Holder and such Holder's affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rules 13(d) through (g) thereunder, except as otherwise provided in clause (x) of such proviso, and (ii) a Holder may waive the limitations set forth therein by written notice to the Company upon not less than sixty-one (61) days prior written notice (with such waiver taking effect only upon the expiration of such sixty-one (61) day notice period).

                  B. Mechanics of Conversion. To convert the Preferred Shares, a Holder shall: (i) fax (or deliver by other means resulting in notice) to the Company a copy of the fully executed Notice of Conversion in the form of Exhibit H to the Securities Purchase Agreement, and (ii) surrender or cause to be surrendered to the Company (or satisfy the provisions of Article XIII(A), if applicable) the certificates representing the Preferred Stock being converted (the "Preferred Stock Certificates") and the original executed version of the Notice of Conversion as soon as practicable thereafter. The date the Holder delivers to the Company the Notice of Conversion described in clause
         (i) or such later date specified in the Notice of Conversion shall be the "Conversion Date". In the case of fax or messenger delivery, delivery shall be deemed made on the date of such fax or messenger delivery. In the case of Federal Express, or other overnight mail service, delivery shall be deemed made the day after the Notice of Conversion is sent. In the case of U.S. Mail, delivery shall be deemed to be five (5) days after the Notice of Conversion is deposited in the U.S. Mail.

                  C. Timing of Conversion.  No later than the third Business Day following the Conversion Date (the "Delivery Date"), provided that the Company has received prior to such date the Preferred Stock Certificates (or the Holder has satisfied the provisions of Article XIII(A), if applicable), the Company shall issue and deliver to the Holder (or otherwise at such Holder's direction) that number of shares of Common Stock issuable upon conversion of the number of Preferred Shares being converted and a new certificate representing the Preferred Stock not converted by such Holder. The person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares at the close of business on the Conversion Date, unless the Notice of Conversion is revoked as provided in Article IV(D). The Delivery Date shall be extended until the Business Day following the date of surrender to the Company of Preferred Stock Certificates to be converted or satisfaction of the provisions of Article XIII(A), if applicable.

                  D. Continuing Rights. In addition to any other remedies which may be available to the Holder, in the event the Company fails for any reason to effect delivery to the Holder of certificates representing the shares of Common Stock receivable upon conversion of the Preferred Shares by the Business Day following the Delivery Date (which certificates shall be unlegended as and when required pursuant to the Securities Purchase Agreement, Registration Rights Agreement referencing this Article Third, Section 2, by and among the Company and the other signatories thereto (the "Registration Rights Agreement") and this Article Third, Section 2, the Holder shall, unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Company regain the rights of a Holder with respect to such unconverted shares of Preferred Stock and the Company shall immediately return the subject Preferred Stock certificates and other conversion documents, if any, delivered by Holder, to the Holder, or, if shares of Preferred Stock have not been surrendered, adjust its records to reflect that such shares of Preferred Stock have not been converted; provided however, that the Company shall remain liable for payment of the amounts determined pursuant to Article VI(A) hereof for each day falling between the trading day following the Delivery Date and the date of the revocation notice is received by the Company, and shall also remain liable for any damages suffered by Holder.

                  E. Stamp, Documentary and Other Similar Taxes. The Company shall pay all stamp, documentary, issuance and other similar taxes which may be imposed with respect to the issuance and delivery of the shares of Common Stock pursuant to conversion of the Preferred Stock; provided that the Company will not be obligated to pay stamp, transfer or other taxes resulting from the issuance of Common Stock to any person other than the registered holder of the Preferred Stock.

                  F. No Fractional Shares. No fractional shares of Common Stock are to be issued upon the conversion of Preferred Stock, but the Company shall make a cash payment equal to such fraction multiplied by the per share face value in respect of any fractional share which would otherwise be issuable; provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment any fractional shares of Common Stock shall be rounded up to the next whole number.

                  G. Electronic Transmission. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Holder who shall have previously instructed such Holder's prime broker to confirm such request to the Company's transfer agent and upon the Holder's compliance with Article IV(B), the Company shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. In the case of electronic transmission of such Common Stock, the Company shall within three (3) Business Days issue a new certificate representing the Preferred Stock not converted pursuant to any Notice of Conversion.

              V. RESERVATION OF AUTHORIZED SHARES OF COMMON STOCK;
                    LIMITATION ON NUMBER OF CONVERSION SHARES

                  A. Reservation of Common Stock. Subject to the provisions of this Article V, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the conversion of all outstanding Preferred Shares upon issuance of shares of Common Stock and the exercise of all Warrants in accordance with
         Section 4(g) of the Securities Purchase Agreement (the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Company's obligations pursuant to Section 4(g) of the Securities Purchase Agreement. In addition, if the Company shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Preferred Stock shall be convertible at the then current Conversion Price, the Company shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Preferred Stock.

                  B. Limitation on Number of Common Shares to be Issued. Notwithstanding anything to the contrary contained herein, if, at any time, the aggregate number of shares of Common Stock then issued upon conversion of the Preferred Stock equals 19.99% of the outstanding Common Stock on the Closing Date, subject to adjustments for stock dividends, stock splits, combinations or similar events, the Preferred Stock shall, from that time forward, cease to be convertible into Common Stock in accordance with the terms of Article IV, unless the Company (i) has obtained approval of the issuance of the Preferred Stock by a majority of the total votes eligible to be cast on such proposal, in person or by proxy, by the holders of the then-outstanding Common Stock, (ii) shall have otherwise obtained permission to allow such issuances from the American Stock Exchange or such other principal exchange upon which the Common Stock is then trading (the "Common Stock Exchange"); or (iii) is no longer governed by a rule promulgated by a stock exchange, Nasdaq or other applicable body prohibiting the issuance of Common Stock upon conversion of the Preferred Stock in excess of 19.99% of the outstanding Common Stock without shareholder approval. The maximum number of shares of Common Stock issuable as a result of the limitation set forth in the first sentence of this
         Article V(B) is hereinafter referred to as the "Maximum Share Amount." With respect to each Holder of Preferred Stock, the Maximum Share Amount shall refer to such Holder's pro rata share thereof determined in accordance with Article X below. In the event that the Company obtains stockholder approval, the approval of the Common Stock Exchange or otherwise concludes that it is able to increase the number of shares to be issued above the Maximum Share Amount (such increased number being the "New Maximum Share Amount"), the references to Maximum Share Amount, above, shall be deemed to be instead, references to the greater New Maximum Share Amount. In the event that stockholder approval is not obtained, there are insufficient reserved or authorized shares or a registration statement covering the additional shares of Common Stock which constitute the New Maximum Share Amount is not effective prior to the Maximum Share Amount being issued (if such registration statement is necessary to allow for the public resale of such securities), the Maximum Share Amount shall remain unchanged; provided, however, that the Holder may grant an extension to obtain a sufficient reserved or authorized amount of shares or of the period for obtaining effectiveness of such registration statement. If (a) the aggregate number of shares of Common Stock actually issued upon conversion of the Preferred Stock represents at least twenty percent (20%) of the Maximum Share Amount and (b) the sum of (x) the aggregate number of shares of Common Stock issued upon conversion of the outstanding Preferred Stock plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of the Preferred Stock at the then-effective Conversion Price, represents at least one hundred percent (100%) of the Maximum Share Amount (the "Triggering Event"), the Company will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event. Notwithstanding anything in this Article Third, Section 2 to the contrary, for purposes of determining the aggregate number of shares of Common Stock issuable upon conversion of the Preferred Stock, if the issuance of Common Stock hereunder is aggregated with the issuance of Common Stock in conversion of the Series A Preferred Stock of the Company ("Series A Preferred Stock") pursuant to the regulations of the American Stock Exchange, the shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be aggregated with the shares of Common Stock issuable in conversion of the Preferred Stock in determining the Maximum Share Amount. Notwithstanding anything in this Article Third, Section 2 to the contrary, the Maximum Share Amount shall not at any time exceed 2,000,000 shares of Common Stock (exclusive of any shares of Common Stock issuable upon conversion of the Series A Preferred Stock), subject to adjustments for stock dividends, stock splits, combinations or similar events (the "Maximum Share Amount Cap").

                  Notwithstanding anything in this Article Third, Section II to the contrary, in the event the Maximum Share Amount is reached, the Company shall honor any request for conversion with a payment in cash equal to the number of shares of Common Stock that would have otherwise been issued upon such conversion multiplied by the 5 day average Closing Bid Price of the Common Stock on the date of delivery of the Conversion Notice; provided that, no such payment shall be made in the event the Maximum Share Amount Cap is reached. Any cash payment made pursuant to this paragraph shall be counted toward the Maximum Share Amount Cap as if such conversion was effected by the issuance of shares of Common Stock.

                  C. Allocation of Reserved Amount, Maximum Share Amount. The Reserved Amount and the Maximum Share Amount shall be allocated among the initial Holders according to the number of Preferred Shares issued to each such Holder on the Closing Date. Any Common Shares which were initially allocated to any Holder remaining after such Holder no longer owns any Preferred Shares shall be allocated among the remaining Holders pro rata, based on the number of Preferred Shares then held by such Holders.

                             VI. FAILURE TO CONVERT

                  A. If, at any time, (x) the Conversion Date has occurred and the Company fails for any reason to deliver, on or prior to the third Business Day following the expiration of the Delivery Date for such conversion (said period of time being the "Extended Delivery Period"), such number of shares of Common Stock to which such Holder is entitled (taking into account the limitations on conversions imposed by such Holder's allocated portion of the Reserved Amount and the Maximum Share Amount) upon such conversion, or (y) the Company provides notice (including by way of public announcement) (the "Refusal Notice") to any Holder at any time of its intention not to issue shares of Common Stock upon exercise by any Holder of its conversion rights in accordance with the terms of this Article Third, Section 2 (other than because such issuance would exceed such Holder's allocated portion of the Reserved Amount) (each of (x) and (y) being a "Conversion Default"), then the Company shall pay to the affected Holder, in the case of a Conversion Default described in clause (x) above, and to all Holders, in the case of a Conversion Default described in clause (y) above, an amount equal to 1% of the Face Amount of the Preferred Stock held by such Holder with respect to which the Conversion Default exists (which amount shall be deemed to be the aggregate Face Amount of all outstanding Preferred Stock in the case of a Conversion Default described in clause (y) above) for each day thereafter until the Cure Date. "Cure Date" means
         (i) with respect to a Conversion Default described in clause (x) of its definition or if a Conversion Notice has been submitted and the Company has issued a Refusal Notice, the date the Company effects the conversion of the portion of the Preferred Stock submitted for conversion and (ii) if no Conversion Notices have been submitted, with respect to a Conversion Default described in clause (y) of its definition, the date the Company undertakes in writing to issue Common Stock in satisfaction of all conversions of Preferred Stock in accordance with the terms of this Article Third, Section 2. The Company shall promptly provide each Holder with notice of the occurrence of a Conversion Default with respect to any of the other Holders.

                  The payments to which a Holder shall be entitled pursuant to this Section VI(A) are referred to herein as "Conversion Default Payments." Conversion Default Payments shall be paid in cash. Such payment shall be made in accordance with and be subject to the provisions of Article XIII(B).

                      VII. REDEMPTION DUE TO CERTAIN EVENTS

                  A. Redemption Events. A "Redemption Event" means any one of the following (after expiration of any applicable cure period):

                           (i) the Company fails, and any such failure continues uncured for seven (7) Business Days after the Company has been notified thereof in writing by the Holder, to (x) remove any restrictive legend on any certificate for any shares of Common Stock issued after the Effective Date to the Holders upon conversion of the Preferred Stock or upon exercise of the Warrants, or (y) to cause its transfer agent to transfer any certificate for shares of Common Stock issued to a Holder upon conversion of the Preferred Stock, in each case as and when required by this Article Third, Section 2, the Warrants, the Securities Purchase Agreement or the Registration Rights Agreement; or

                           (ii) The Company fails to issue shares of Common Stock to any Holder of Preferred Stock upon exercise by such Holder of its conversion rights in accordance with the terms of this Article Third, Section 2 for a period of five (5) Business Days following the expiration of the Extended Delivery Period; or

                           (iii) The Company fails to fulfill any of its obligations pursuant to the Registration Rights Agreement (or makes any statement that it does not intend to honor such obligations) and any such failure shall continue uncured (or any statement not to honor its obligations shall not be rescinded) for ten (10) business days.

                           (iv) The Company (x) fails to cause the Registration Statement to be declared effective on or before the date that is one hundred eighty (180) days following the Closing Date, or (y) such Registration Statement lapses in effect (or sales cannot be made by the Holders thereunder, whether by reason of the Company's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more then forty-five
         (45) consecutive days or seventy-five (75) days in any twelve (12) month period after such Registration Statement becomes effective, or
         (z) the Common Stock is not listed or included for quotation on the Nasdaq, NYSE, AMEX or that trading is halted after the Registration Statement has been declared effective for more than an aggregate of twenty (20) trading days or more in any twelve (12) month period.

                  B. Redemption of Holder's Shares. Upon the occurrence and during the continuation of any Redemption Event, the Company shall, as to each Holder of the then outstanding shares of Preferred Stock who have given written notice (the "Optional Redemption Notice") to the Company of such Redemption Event, purchase each such Holder's shares of Preferred Stock for an amount per share equal to the greater of (1) 120% multiplied by the sum of (a) the Face Amount of the shares to be redeemed, plus (b) accrued and unpaid dividends and any other amounts payable thereon (including without limitation payments due under Section 2 of the Registration Rights Agreement) through the date of payment of the Optional Redemption Amount (as defined herein) (the "Optional Redemption Date") and (2) the "Parity Value" of the shares to be redeemed (the greater of such amounts being the "Optional Redemption Amount"); provided that if such Redemption Event is pursuant to Article VII(A)(iv), the Company may, at its sole option, in lieu of the foregoing purchase, pay the Holder an amount equal to the Default
         Amount (as defined below) multiplied by the number of shares of Preferred Stock held by such holder on the date of the Optional Redemption Notice. "Parity Value" means the product of (a) the number of shares of Common Stock issuable upon conversion of such shares at such time (treating the Trading Day immediately preceding the Optional Redemption Date as the "Conversion Date" (as hereinafter defined), unless the Redemption Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the closing sale price for the Common Stock on the principal trading market for such shares on such "Conversion Date". "Default Amount" shall mean Fifty U.S. Dollars ($50).

                  In the case of a Redemption Event, if the Company fails to pay the Default Amount or the Optional Redemption Amount, as applicable, for each share within five (5) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Preferred Stock shall have the right at any time, so long as the Redemption Event continues, to require the Company, upon written notice, to immediately issue (in accordance with and subject to the terms of Article V above), in lieu of the Default Amount or the Optional Redemption Amount, as applicable, with respect to each outstanding share of Preferred Stock held by such holder, the number of shares of Common Stock of the Company equal to the Default Amount or the Optional Redemption Amount, as applicable, divided by the Conversion Price then in effect. Payment of the Default Amount shall not affect the holders ongoing rights with respect to the then outstanding shares of Preferred Stock or the rights of such holders to pursue alternate damages in respect of the events giving rise to such payments.

                  C. Optional Redemption by the Company. The Company may, at its option, upon twenty (20) Business Days' notice, redeem the Preferred Stock, as follows:

                           (i) If, notwithstanding the exercise by the Company in good faith of best efforts, the registration statement required by the Registration Rights Agreement is not effective by the Registration Deadline, the Company may, on or prior to the date that is 120 days following the Closing Date, at its option, either (x) redeem for cash out of funds legally available therefor, all (but not less than all) of the outstanding Preferred Shares at a price per share equal to the 110% of the Face Amount of the Preferred Shares plus accrued and unpaid dividends, if any, and any other amounts payable thereon, or (y) state its intention to make cash payments to the Holders pursuant to Section 2(c) of the Registration Rights Agreement.

                           (ii) Beginning upon the earlier to occur of (a) the date that the Company completes an underwritten public offering of its Common Stock in an amount of at least $10,000,000, or (b) the date that is eighteen months following the Closing Date, the Company may, at its option, redeem for cash out of funds legally available therefor, all (but not less than all) of the outstanding Preferred Shares at the Optional Redemption Amount.

                           (iii) Beginning on the date any Holder reaches such Holder's Maximum Share Amount, the Company may, at its option, redeem for cash out of funds legally available therefor, all (but not less than all) of the outstanding shares of Preferred Stock held by the Holder who has reached its Maximum Share Amount at a price per share equal to 100% of the Face Amount such shares of Preferred Stock plus accrued and unpaid dividends, if any, and any other amounts payable thereon.

                  Nothing in this Article VII(C) shall prohibit conversions of Preferred Stock otherwise permitted pursuant to the terms of this Article Third, Section 2 during the pendency of any notice of optional redemption by the Company hereunder.

                  D. Maturity; Required Redemption. Subject to the limitations contained in Article VII(F) hereof each share of Preferred Stock outstanding on the third anniversary of the Closing Date (the "Maturity Date") will be redeemed at the Company's sole option, (a) in cash equal to the aggregate face value thereof plus accrued and unpaid dividends, if any, and any other amounts payable thereon or, (b) by delivery of a number of shares of Common Stock issuable upon conversion of all of the Preferred Stock at the then-applicable Conversion Price, including any adjustment under Article X; provided that (i) any necessary approval for the issuance of additional shares has been obtained if the Maximum Share Amount has been reached (or will be exceeded as a result of any conversion at maturity), and (ii) all shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock are then
         (x) authorized and reserved for issuance, (y) registered under the Securities Act for resale by all Holders of such Preferred Shares and
         (z) eligible to be traded on either the Nasdaq, Nasdaq Small Cap Market, the New York Stock Exchange or the American Stock Exchange.

                  E. Redemption Defaults. If the Company fails to pay any Holder the redemption consideration with respect to any share of Preferred Stock, as provided in this Article VII, within five (5) Business Days of its receipt or delivery, as applicable, of a notice requiring such redemption (the "Redemption Notice"), then each Holder (i) shall be entitled to interest on the redemption consideration not paid at a per annum rate equal to the lower of (x) the sum of prime rate published from time to time by the Wall Street Journal plus three percent (3%) and (y) the highest interest rate permitted by applicable law from the date of the Redemption Notice until the date of redemption hereunder. In the event the Company is not able to redeem all of the shares of Preferred Stock subject to Redemption Notices, the Company shall redeem shares of Preferred Stock from each Holder, pro rata, based on the total number of shares of Preferred Stock included in the Redemption Notice relative to the total number of shares of Preferred Stock in all of the Redemption Notices. In the case of a Redemption Event, if the Company fails to pay the Optional Redemption Amount for each share for any reason (including, without limitation, the circumstances specified in paragraph VII(F)), within five (5) Business Days of the applicable Redemption Notice then (assuming there are sufficient authorized shares) in addition to all other available remedies, each Holder of Preferred Stock shall have the right at any time, so long as the Redemption Event continues, to convert, upon written notice, in lieu of the Redemption Amount, each outstanding share of Preferred Stock held by such Holder, into the number of shares of Common Stock of the Company equal to the Redemption Amount, divided by the Conversion Price then in effect, subject in all cases to each such Holder's Maximum Share Amount.

                  F. Capital Impairment. In the event that any section of the New York General Business Corporation Law ("BCL"), would be violated by the redemption of any shares of Preferred Stock that are otherwise subject to redemption pursuant to this Article VII, the Company: (i) will redeem the greatest number of shares of Preferred Stock possible without violation of said Article; (ii) the Company thereafter shall use its best efforts to take all necessary steps permitted pursuant to this Article Third, Section 2 and the agreements entered into in connection with the issuance of Preferred Stock pursuant hereto in order to remedy its capital structure in order to allow further redemptions without violation of said Article; and (iii) from time to time thereafter as promptly as possible the Company shall redeem shares of Preferred Stock at the request of the Holders to the greatest extent possible without causing a violation of the BCL.

                            VIII. RANK; PARTICIPATION

                  A. Rank. All shares of the Preferred Stock shall rank (i) prior to the Common Stock; (ii) prior to any class or series of capital stock of the Company hereafter created (unless, with the consent of the Holders of a majority of the outstanding shares of Preferred Stock obtained in accordance with Article XII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Preferred Stock) (collectively, with the Common Stock, "Junior Securities"); (iii) pari passu with any class or series of capital stock of the Company hereafter created (with the consent of the Holders of a majority of the outstanding shares of Preferred Stock obtained in accordance with Article XII hereof) specifically ranking, by its terms, on parity with the Preferred Stock (the "Pari Passu Securities"); and
         (iv) junior to any class or series of capital stock of the Company hereafter created (with the consent of the Holders of a majority of the outstanding shares of Preferred Stock obtained in accordance with
         Article XII hereof) specifically ranking, by its terms, senior to the Preferred Stock (the "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

                  B. Participation. Subject to the rights of the Holders (if any) of Pari Passu Securities and Senior Securities, the Holders shall, as such Holders, be entitled to such dividends paid and distributions made to the Holders of Common Stock to the same extent as if such Holders had converted their shares of Preferred Stock into Common Stock (without regard to any limitations on conversion herein or elsewhere contained) and had been issued such Common Stock on the day before the record date for said dividend or distribution. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the Holders of Common Stock.

                           IX. LIQUIDATION PREFERENCE

                  A. Liquidation of the Company. If the Company shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up (a "Liquidation Event"), no distribution shall be made to the Holders of any shares of capital stock of the Company (other than Senior Securities and, together with the Holders of Preferred Stock the Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders shall have received the Liquidation Preference (as herein defined) with respect to each Preferred Share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders and holders of Pari Passu Securities shall be insufficient to permit the payment to such Holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

                  B. Certain Acts Not a Liquidation. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

                  C. Definition of Liquidation Preference. The "Liquidation Preference" with respect to a share of Preferred Stock means an amount equal to the Face Amount thereof plus any other amounts that may be due from the Company with respect thereto, including any accrued and unpaid dividends, pursuant to this Article Third, Section 2 through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Article Third,
         Section 2 filed in respect thereof.

           X. ADJUSTMENTS TO THE CONVERSION PRICE; CERTAIN PROTECTIONS

                  The Conversion Price shall be subject to adjustment from time to time as follows:

                  A. Stock Splits, Stock Dividends, Etc. If at any time on or after the Closing Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, reclassification or other similar event, the number of shares of Common Stock issuable upon conversion of the Preferred Shares shall be proportionately increased, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the number of shares of Common Stock issuable upon conversion of the Preferred Shares shall be proportionately reduced. In such event, the Company shall notify the Company's transfer agent of such change on or before the effective date thereof.

                  B. Major Transactions. If the Company shall consolidate with or merge into any corporation, sell all or substantially all of its assets, effectuate a transaction or series of transactions in which 50% or more of the voting power of the Company is disposed of or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares) (each a "Major Transaction"), then each Holder shall thereafter be entitled to receive consideration, in exchange for each share of Preferred Stock held by it, equal to the greater of, as determined in the sole discretion of the Holders of at least 50.1% of the outstanding shares of Preferred Stock: (i) the number of shares of stock or securities or property of the Company, or of the entity resulting from such consolidation or merger (the "Major Transaction Consideration"), to which a Holder of the number of shares of Common Stock delivered upon conversion of such shares of Preferred Stock would have been entitled upon such Major Transaction (without regard to any limitations on conversion herein contained) and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of such Major Transaction, and the Company shall make lawful provision therefore as a part of such consolidation, merger or reclassification; and (ii) the Redemption Amount, in cash. No sooner than ten (10) days nor later than five (5) days prior to the consummation of the Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice ("Notice of Major Transaction") to each Holder, which Notice of Major Transaction shall be deemed to have been delivered one (1) Business Day after the Company's sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier). Such Notice of Major Transaction shall indicate the amount and type of the Major Transaction Consideration which such Holder would receive under clause
         (i) of this Article X(B). If the Major Transaction Consideration does not consist entirely of United States dollars, the value of such other property shall be determined by a reputable accounting firm selected by the Company that is reasonably acceptable the Holders of a majority of the outstanding shares of Preferred Stock.

                  C. Adjustment Due to Distribution. If at any time after the Closing Date, the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e. a spin-off)) (a "Distribution"), then the minimum Conversion Price per share shall be reduced by the value of such Distribution per share. If the Distribution does not consist entirely of U.S. Dollars, the value of such other property shall be determined by a reputable accounting firms selected by the Company that is reasonably acceptable to the Holders of a majority of the outstanding shares of Preferred Stock.

                  D. Purchase Rights. If at any time after the Closing Date, the Company issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Stock (without regard to any limitations on conversion or exercise herein or elsewhere contained) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  E. Adjustment to Conversion Price. If at any time when Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification, below-market price rights offering to all holders of Common Stock or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for the Preferred Stock, then the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event during the calculation period preceding the Conversion Date. In such event, the Company shall notify the Transfer Agent of such change on or before the effective date thereof.

                  F. Adjustment for Restricted Periods. If (i) the Company fails to obtain effectiveness of the Registration Statement prior to ninety
         (90) days following the Closing Date, or (ii) the Registration Statement, once effective, lapses in effect, or sales cannot otherwise be made thereunder, whether by reason of the Company's failure or inability to amend or supplement the prospectus included therein ("Prospectus") in accordance with the Registration Rights Agreement or otherwise, then the 20 trading days period ("Lookback Period") used for determining the "Market Price" shall be extended to include (x) in the case of an event described in clause (i), the 20 trading days immediately preceding the 90th day following the Closing Date plus all Trading Days through and including the date of effectiveness of the Registration Statement, and (y) in the case of an event described in clause (ii), the number of trading days preceding the date on which the Holder is first notified that sales may not be made under the Prospectus, which would otherwise then be included in the Lookback Period plus all trading days through and including the date on which the Holder is notified that sales may again be made under the Prospectus. If a Holder of the Preferred Stock reasonably determines that sales may not be made pursuant to the Prospectus, it shall notify the Company in writing and, unless the Company provides Holder with an opinion of Company's counsel to the contrary, such determination shall be binding for purposes of this paragraph.

                  G. Adjustment to Conversion Price Upon Anniversary Date. If the average of the Closing Bid Prices of the Common Stock over the twenty (20) consecutive trading days immediately preceding the Anniversary Date is greater than 130% of the Closing Price, then beginning on the Anniversary Date, the Conversion Price will be reset to 130% of the Closing Price. Additionally, beginning on the trading day following the Anniversary Date, any conversions requested at a Conversion Price of $6.50 per share or less will be completed at a price per share equal to 110% of the Market Price; provided that the limitation specified in this second sentence of this Section X(G) will not apply, and will be of no further force and effect, if the Company does not close a debt offering in an aggregate amount of $100,000,000 within sixty (60) business days of the original issuance date of the Preferred Stock.

                  H. Adjustment to Conversion Price for Major Announcements. In the event the Company (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Company is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Company or (ii) any person, group or entity (including the Company) publicly announces a tender offer to purchase 50% or more of the Company's Common Stock or otherwise publicly announces an intention to replace a majority of the corporation's Board of Directors by waging a proxy battle or otherwise (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in Article II. For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction, tender offer or removal of the majority of the Board of Directors which a public announcement as contemplated by this Article X.H. has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer which caused this Article X.H. to become operative. Adjustment to Conversion Price for Major Announcements.

                  I. Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
         Section X, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Preferred Stock.

                                XI. VOTING RIGHTS

                  No Holder of the Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Company for their vote, waiver, release or other action, except as may be otherwise expressly required by law.

                           XII. PROTECTION PROVISIONS

                  So long as any Preferred Shares are outstanding, the Company shall not, without first obtaining the approval of the Holders of majority of the outstanding shares of Preferred Stock: (a) alter or change the rights, preferences or privileges of the Preferred Stock;
         (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Preferred Stock; (c) create any Senior Securities; (d) create any Pari Passu Securities; (e) increase the authorized number of shares of Preferred Stock; or (e) do any act or thing not authorized or contemplated by this Article Third, Section 2 which would result in any taxation with respect to the Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended, (or otherwise suffer to exist any such taxation as a result thereof).

                               XIII. MISCELLANEOUS

                  A. Lost or Stolen Certificates. Upon receipt by the Company of
         (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or
         (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost, stolen, destroyed or mutilated Preferred Stock Certificate(s) if the Holder contemporaneously requests the Company to convert such Preferred Stock.

                  B. Payment of Cash; Defaults. Whenever the Company is required to make any cash payment to a Holder under this Article Third, Section 2 (as a Conversion Default Payment, Redemption Amount or otherwise), such cash payment shall be made to the Holder by the method (by certified or cashier's check or wire transfer of immediately available funds) elected by such Holder. If such payment is not delivered when due such Holder shall thereafter be entitled to interest on the unpaid amount until such amount is paid in full to the Holder at a per annum rate equal to the lower of (x) the sum of prime rate published from time to time by the Wall Street Journal plus three percent (3%) and (y) the highest interest rate permitted by applicable law.

                  C. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Article Third,
         Section 2 shall be cumulative and in addition to all other remedies available under this Article Third, Section 2, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Article Third,
         Section 2. Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein; provided, however, that the Company shall be entitled to prepare summaries of this Article Third, Section 2 for purposes of complying with its disclosure obligations and in connection with bona fide disputes as to the operations of the provisions of this Article Third, Section 2.

                  D. Failure or Indulgency Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                  E. Notices. Any notice from a Holder to the Company hereunder shall be given to the Company in accordance with Section 8(f) of the Securities Purchase Agreement. Any notices from the Company to a Holder shall be given to such Holder at such Holder's address as shown in the stock register of the Company and otherwise in accordance with Section 8(f) of the Securities Purchase Agreement.

                  3. The rights and privileges of the Series C Convertible Preferred Stock are as follows. All references to Articles and Sections within this Article Third, Section 3 are solely to Articles and Sections within this Article Third, Section 3.

                            I. DESIGNATION AND AMOUNT

                  The designation (this "Certificate of Designation") of this series, which consists of 7,500 shares of Preferred Stock of SOFTNET SYSTEMS, INC., a New York corporation (the "Company"), is the Series C Convertible Preferred Stock (the "Series C Preferred Stock" or "Series C Preferred Shares") and the face amount per share shall equal $1,000 (the "Face Amount").

                             II. CERTAIN DEFINITIONS

                  For purposes of this Article Third, Section 3, the following terms shall have the following meanings:

                  "Anniversary Date" means the date that is 9 months following the Closing Date.

                  "Business Day" means any day other than a Saturday, Sunday or a day on which banks in New York, New York are permitted or required by law to be closed.

                  "Closing  Bid Price"  means,  for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holders then holding a majority of the outstanding shares of Series C Preferred Stock ("Majority Holders"), if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Majority Holders, or, if they are unable to agree on such value, it shall be determined by an investment banking firm selected by the Company and reasonably acceptable to the Majority Holders.

                  "Closing Date" means August 31, 1998.

                  Closing Price" means the Closing Bid Price of the Common Stock on the Closing Date.

                  "Common Stock" means the common stock, $0.01 par value, of the Company.

                  "Conversion Price", subject to the adjustments provided for in
         Article X hereof, means (1) on and prior to the Anniversary Date, 120% of the Closing Price and (2) beginning on the day following the Anniversary Date, the lesser of (I) 120% of the Closing Price and (ii) the Market Price at the time of conversion.

                  "Effective Date" means the date the Registration Statement registering the resale of the shares of Common Stock into which the Series C Preferred Shares are convertible is declared effective by the Securities and Exchange Commission.

                  "Holders" means the initial Holders of the Series C Preferred Stock and their permitted transferees.

                  "majority of the outstanding shares of Series C Preferred Stock" means greater than 66.6% of the outstanding shares of Series C Preferred Stock.

                  "Market Price" means the volume weighted average price of the Common Stock over any five trading days, selected by the Holder, in the 30 trading days ending on the day prior to the Conversion Date.

                  "Registration Deadline" means the 90th day following the Closing Date.

                  "Registration Statement" means a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                  "Securities Purchase Agreement" means the Securities Purchase Agreement referencing this Article Third, Section 3, among the Company and the purchasers named therein, as amended from time to time in accordance with the terms thereof.

                  "Warrants" means certain stock purchase warrants to acquire shares of Common Stock issued by the Company to the initial Holders in connection with the transactions contemplated by the Securities Purchase Agreement.

                                 III. DIVIDENDS

                  A. General. Each Holder of the Series C Preferred Stock shall be entitled to receive cumulative dividends at the rate of five percent (5%) of the Face Amount per annum (the "Dividend") of the Series C Preferred Stock held by such Holder commencing on the Closing Date and continuing through the date that no shares of Series C Preferred Stock are held by such Holder. Such cumulative Dividends shall be payable at the end of each fiscal quarter of the Company in arrears in cash or additional Series C Preferred Shares, at the Company's option; provided however, that the Company's option to pay such Dividends in additional Series C Preferred Shares shall be subject to and contingent upon the effectiveness of a Registration Statement for the Common Shares underlying the Series C Preferred Shares and Warrants, and provided further that if the Maximum Share Amount is reached, the Company shall be required to pay such Dividends in cash. Dividends on the Series C Preferred Stock shall accrue and be cumulative on a daily basis from the date payable (with appropriate proration for any partial dividend period), whether or not earned and whether or not in any dividend period there shall be surplus or net profits of the Company legally available for the payment of such dividends. In no event, so long as any Series C Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities (as defined below), nor shall any shares of Junior Securities be purchased or redeemed by the Company nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities, without, in each such case, the written consent of the Holders of a majority of the outstanding shares of Series C Preferred Stock, voting together as a class.

                  B. Payment of Dividend in Series C Preferred Shares. Should the Company elect to pay accrued but unpaid Dividends in additional shares of Series C Preferred Stock, the number of Series C Preferred Shares to which the Holder shall be entitled will be equal to the aggregate cash value of such unpaid Dividends, divided by the Face Amount.

                                 IV. CONVERSION

                  A. Conversion at the Option of Holder. Subject to Article V(B), beginning on the date of issuance of the Series C Preferred Shares, each Holder may, at any time and from time to time, convert each of its shares of Series C Preferred Stock into a number of fully paid and nonassessable shares of Common Stock determined by dividing the aggregate Face Amount of the Series C Preferred Shares being converted (plus any other amounts payable thereon including, without limitation, payments due under Section 2(c) of the Registration Rights Agreement and Conversion Default Payments) by the then applicable Conversion Price, subject to adjustment as provided in Article X; provided, however, that, in no event shall a Holder of shares of Series C Preferred Stock be entitled to convert any such shares to the extent, but only to the extent, that (x) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series C
         Preferred Stock or unexercised portion of Warrants or any other securities containing analogous limitations) plus (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series C Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by a
         Holder and such Holder's affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rules 13(d) through (g) thereunder, except as otherwise provided in clause (x) of such proviso.

                  B. Mechanics of Conversion. To convert the Series C Preferred Shares, a Holder shall: (i) fax (or deliver by other means resulting in notice) to the Company a copy of the fully executed Notice of Conversion in the form of Exhibit H to the Securities Purchase Agreement, and (ii) surrender or cause to be surrendered to the Company (or satisfy the provisions of Article XIII(A), if applicable) the certificates representing the Series C Preferred Stock being converted (the "Series C Preferred Stock Certificates") and the original executed version of the Notice of Conversion as soon as practicable thereafter. The date the Holder delivers to the Company the Notice of Conversion described in clause (i) or such later date specified in the Notice of Conversion shall be the "Conversion Date". In the case of fax or messenger delivery, delivery shall be deemed made on the date of such fax or messenger delivery. In the case of Federal Express, or other overnight mail service, delivery shall be deemed made the day after the Notice of Conversion is sent. In the case of U.S. Mail, delivery shall be deemed to be five (5) days after the Notice of Conversion is deposited in the U.S. Mail.

                  C. Timing of Conversion. No later than the third Business Day following the Conversion Date (the "Delivery Date"), provided that the Company has received prior to such date the Series C Preferred Stock Certificates (or the Holder has satisfied the provisions of Article XIII(A), if applicable), the Company shall issue and deliver to the Holder (or otherwise at such Holder's direction) that number of shares of Common Stock issuable upon conversion of the number of Series C Preferred Shares being converted and, if applicable, a new certificate representing the Series C Preferred Stock not converted by such Holder. The person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares at the close of business on the Conversion Date, unless the Notice of Conversion is revoked as provided in Article IV(D). If the Series C Preferred Stock Certificates are not received (or the provisions of Article XIII(A) are not satisfied) prior to the Delivery Date, The Delivery Date shall be extended until the Business Day following the date of surrender to the Company of Series C Preferred Stock Certificates to be converted or satisfaction of the provisions of Article XIII(A), if applicable.

                  D. Continuing Rights. In addition to any other remedies which may be available to the Holder, in the event the Company fails for any reason to effect delivery to the Holder of certificates representing the shares of Common Stock receivable upon conversion of the Series C Preferred Shares by the Business Day following the Delivery Date (which certificates shall be unlegended as and when required pursuant to the Securities Purchase Agreement, Registration Rights Agreement referencing this Article Third, Section 3, by and among the Company and the other signatories thereto (the "Registration Rights Agreement") and this Article Third, Section 3), the Holder shall, unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Company, regain the rights of a Holder with respect to such unconverted shares of Series C Preferred Stock and the Company shall immediately return the subject Series C Preferred Stock certificates and other conversion documents, if any, delivered by Holder, to the Holder, or, if shares of Series C Preferred Stock have not been surrendered, adjust its records to reflect that such shares of Series C Preferred Stock have not been converted; provided, however, that the Company shall remain liable for payment of the amounts determined pursuant to Article VI(A) hereof for each day falling between the trading day following the Delivery Date and the date of the revocation notice is received by the Company, and shall also remain liable for any damages suffered by Holder.

                  E. Stamp, Documentary and Other Similar Taxes. The Company shall pay all stamp, documentary, issuance and other similar taxes which may be imposed with respect to the issuance and delivery of the shares of Common Stock pursuant to conversion of the Series C Preferred Stock; provided that the Company will not be obligated to pay stamp, transfer or other taxes resulting from the issuance of Common Stock to any person other than the registered holder of the Series C Preferred Stock.

                  F. No Fractional Shares. No fractional shares of Common Stock are to be issued upon the conversion of Series C Preferred Stock, but the Company shall make a cash payment equal to such fraction multiplied by the last sale price of the Common Stock in respect of any fractional share which would otherwise be issuable; provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment any fractional shares of Common Stock shall be rounded up to the next whole number.

                  G.  Electronic  Transmission.  In lieu of delivering  physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Holder the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. In the case of electronic transmission of such Common Stock, the Company shall, if applicable, within three (3) Business Days issue a new certificate representing the Series C Preferred Stock not converted pursuant to any Notice of Conversion.
              V. RESERVATION OF AUTHORIZED SHARES OF COMMON STOCK;
                    LIMITATION ON NUMBER OF CONVERSION SHARES

                  A. Reservation of Common Stock. Subject to the provisions of this Article V, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the conversion of all outstanding Series C Preferred Shares upon issuance of shares of Common Stock and the exercise of all Warrants (at the then current Conversion Price or Exercise Price) in accordance with Section 4(g) of the Securities Purchase Agreement (the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Company's obligations pursuant to Section 4(g) of the Securities Purchase Agreement. In addition, if the Company shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series C Preferred Stock shall be convertible at the then current Conversion Price, the Company shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series C Preferred Stock.

                  B. Limitation on Number of Common Shares to be Issued. (i) Notwithstanding anything to the contrary contained herein, if, at any time, the aggregate number of shares of Common Stock then issued upon conversion of the Series C Preferred Stock equals 19.99% of the outstanding Common Stock on the Closing Date, subject to adjustments for stock dividends, stock splits, combinations or similar events, the Series C Preferred Stock shall, from that time forward, cease to be convertible into Common Stock in accordance with the terms of Article IV, unless the Company (x) has obtained approval of the issuance of the Series C Preferred Stock by a majority of the total votes eligible to be cast on such proposal, in person or by proxy, by the holders of the then-outstanding Common Stock (the "Stockholder Approval"), (y) shall have otherwise obtained permission to allow such issuances from the American Stock Exchange or such other principal exchange upon which the Common Stock is then trading (the "Common Stock Exchange"); or (z) is no longer governed by a rule promulgated by a stock exchange, Nasdaq or other applicable body prohibiting the issuance of Common Stock upon conversion of the Series C Preferred Stock in excess of 19.99% of the outstanding Common Stock without shareholder approval. The maximum number of shares of Common Stock issuable as a result of the limitation set forth in the first sentence of this Article V(B) is hereinafter referred to as the "Maximum Share Amount." With respect to each Holder of Series C Preferred Stock, the Maximum Share Amount shall refer to such Holder's pro rata share thereof determined in accordance with
         Article  X  below.  Notwithstanding  anything  in this  Article  Third,
         Section 3 to the contrary, for purposes of determining the aggregate number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock, if the issuance of Common Stock hereunder is aggregated with the issuance of Common Stock in conversion of the Series A Convertible Preferred Stock and/or the Series B Convertible Preferred Stock (collectively, the "Other Series") pursuant to the regulations of the American Stock Exchange, the shares of Common Stock issuable upon conversion of the Other Series shall be aggregated with the shares of Common Stock issuable in conversion of the Series C Preferred Stock in determining the Maximum Share Amount. The Company will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) no later than 120 days following the Closing Date. In the event that the Company obtains Stockholder Approval, the approval of the Common Stock Exchange or otherwise concludes that it is able to increase the number of shares to be issued above the Maximum Share Amount (such increased number being the "New Maximum Share Amount"), the references to Maximum Share Amount, above, shall be deemed to be instead, references to the greater New Maximum Share Amount. In the event that Stockholder Approval is obtained, but there are insufficient reserved or authorized shares or a registration statement covering the additional shares of Common Stock which constitute the New Maximum Share Amount is not effective prior to the Maximum Share Amount being issued (if such registration statement is necessary to allow for the public resale of such securities), the Maximum Share Amount shall remain unchanged; provided, however, that the Holder may grant an extension to obtain a sufficient reserved or authorized amount of shares or of the period for obtaining effectiveness of such registration statement. Notwithstanding anything in this Article V(B)(i) to the contrary, and subject to Article V(B)(ii) below, the Company shall only be required to issue a number of shares of Common Stock upon conversion of the Series C Preferred Stock equal to (p) the original aggregate Face Amount of all Series C Preferred Stock issued on the Closing Date divided by (q) 50% of the Closing Price (exclusive of any shares of Common Stock issuable upon conversion of the Other Series), subject to adjustments for stock dividends, stock splits, combinations or similar events (the "Maximum Share Amount Cap").

                           (ii) Notwithstanding  anything in this Article Third,
         Section 3 to the contrary, in the event the Maximum Share Amount is reached as a result of conversions of the Series C Preferred Stock or any Other Series, the Company shall honor any request for conversion of the Series C with a payment in cash equal to the number of shares of Common Stock that would have otherwise been issued upon such conversion multiplied by the five day average Closing Bid Price of the Common Stock on the date of delivery of the Conversion Notice; provided that, no such payment shall be made in the event the Maximum Share Amount Cap is reached. Any cash payment made pursuant to this paragraph shall be counted toward the Maximum Share Amount Cap as if such conversion was effected by the issuance of shares of Common Stock. If the Maximum Share Amount Cap is reached the Company must within ten (10) business days either (x) provide irrevocable notice to the Company that it will redeem all of the outstanding shares of Series C Preferred Stock at the Face Amount thereof plus any accrued and unpaid dividends and other payments thereon as provided by Article VII(C)(ii), and so redeem the Series C Preferred Stock within one hundred eighty (180) days following such notice, or (y) so long as the Stockholder Approval has been obtained, provide irrevocable notice to the Holders that the Company will honor Notices of Conversion that will result in the issuance of shares of Common Stock in excess of the Maximum Share Amount Cap, and thereafter honor such conversions without reference to the Maximum Share Amount Cap or (z) if Shareholder Approval has not been obtained within 120 days of the issuance of the Series C Preferred Stock, provide irrevocable notice to the Holders that the Company will honor Notice of Conversion in excess of the Maximum Share Amount Cap if such conversions do not violate the rules and regulations of the applicable stock exchange or quotation system on which the Common Stock is then traded (but only to the extent such rules or regulations would not be violated); provided, however, that for purposes of this clause (z), in the event the Maximum Share Amount is reached, the Company will redeem the Series C Preferred Stock in accordance with Article (V)(B)(ii)(x) above.

                  C. Allocation of Reserved Amount, Maximum Share Amount. The Reserved Amount and the Maximum Share Amount shall be allocated among the initial Holders according to the number of Series C Preferred Shares issued to each such Holder on the Closing Date. Any Common Shares which were initially allocated to any Holder remaining after such Holder no longer owns any Series C Preferred Shares shall be allocated among the remaining Holders pro rata, based on the number of Series C Preferred Shares then held by such Holders.

                             VI. FAILURE TO CONVERT

                  A. If, at any time, (x) a Notice of Conversion has been sent to the Company and the Company fails for any reason to deliver, on or prior to the third Business Day following the expiration of the Delivery Date for such conversion (said period of time being the "Extended Delivery Period"), such number of shares of Common Stock to which such Holder is entitled (taking into account the limitations on conversions imposed by such Holder's allocated portion of the Maximum Share Amount) upon such conversion, or (y) the Company provides notice (including by way of public announcement) (the "Refusal Notice") to any Holder at any time of its intention not to issue shares of Common Stock upon exercise by any Holder of its conversion rights in accordance with the terms of this Article Third, Section 3 (each of (x) and (y) being a "Conversion Default"), then the Company shall pay to the affected Holder, in the case of a Conversion Default described in clause (x) above, and to all Holders, in the case of a Conversion Default described in clause (y) above, an amount equal to 1% of the Face Amount of the Series C Preferred Stock held by such Holder with respect to which the Conversion Default exists (which amount shall be deemed to be the aggregate Face Amount of all outstanding Series C Preferred Stock in the case of a Conversion Default described in clause (y) above) for each day thereafter until the Cure Date. "Cure Date" means (i) with respect to a Conversion Default described in clause (x) of its definition or if a Conversion Notice has been submitted and the Company has issued a Refusal Notice, the date the Company effects the conversion of the portion of the Series C Preferred Stock submitted for conversion and (ii) if no Conversion Notices have been submitted, with respect to a Conversion Default described in clause (y) of its definition, the date the Company undertakes in writing to issue Common Stock in satisfaction of all conversions of Series C Preferred Stock in accordance with the terms of this Article Third, Section 3. The Company shall promptly provide each Holder with notice of the occurrence of a Conversion Default with respect to any of the other Holders.

                  The payments to which a Holder shall be entitled pursuant to this Section VI(A) are referred to herein as "Conversion Default Payments." Conversion Default Payments shall be paid in cash. Such payment shall be made in accordance with and be subject to the provisions of Article XIII(B).

                      VII. REDEMPTION DUE TO CERTAIN EVENTS

                  A. Redemption Events. A "Redemption Event" means any one of the following (after expiration of any applicable cure period):

                           (i) the Company fails, and any such failure continues uncured for seven (7) Business Days after the Company has been notified thereof in writing by the Holder, to (x) remove any restrictive legend on any certificate for any shares of Common Stock issued after the Effective Date to the Holders upon conversion of the Series C Preferred Stock or upon exercise of the Warrants, or (y) to transfer or cause its transfer agent to transfer any certificate for shares of Common Stock issued to a Holder upon conversion of the Series C Preferred Stock, in each case as and when required by this Article Third, Section 3, the Warrants, the Securities Purchase Agreement or the Registration Rights Agreement; or

                           (ii) the Company fails to fulfill it obligations pursuant to Sections 4(c), 4(g), 4(i) or 5 of the Purchase Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations hall not be rescinded in writing) for ten (10) days after the Corporation shall have been notified thereof in writing by any holder of Series C Preferred Stock; or

                          (iii) the   Company   fails  to   make   any   payment
         due  pursuant to Article VII(C) when due; or

                           (iv) the Company fails to fulfill any of its obligations pursuant to the Registration Rights Agreement (or makes any statement that it does not intend to honor such obligations) and any such failure shall continue uncured (or any statement not to honor its obligations shall not be rescinded) for ten (10) business days; or

                           (v) the Company (x) fails to cause the Registration Statement to be declared effective on or before the date that is one hundred eighty (180) days following the Closing Date, or (y) such Registration Statement lapses in effect (or sales cannot be made by the Holders thereunder, whether by reason of the Company's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more then forty-five
         (45) consecutive days or seventy-five (75) days in any twelve (12) month period after such Registration Statement becomes effective, or
         (z) the Common Stock is not listed or included for quotation on the Nasdaq, NYSE, AMEX or that trading is halted after the Registration Statement has been declared effective for more than an aggregate of twenty (20) trading days or more in any twelve (12) month period.

                  B. Redemption of Holder's Shares. Upon the occurrence and during the continuation of any Redemption Event, the Company shall, as to each Holder of the then outstanding shares of Series C Preferred Stock who have given written notice (the "Optional Redemption Notice") to the Company of such Redemption Event, purchase each such Holder's shares of Series C Preferred Stock for an amount per share equal to the greater of (1) 120% multiplied by the sum of (a) the Face Amount of the shares to be redeemed, plus (b) accrued and unpaid dividends and any other amounts payable thereon (including without limitation payments due under Section 2 of the Registration Rights Agreement and Conversion Default Payments) through the date of payment of the Optional Redemption Amount (as defined herein) (the "Optional Redemption Date") and (2) the "Parity Value" of the shares to be redeemed (the greater of such amounts being the "Optional Redemption Amount"); provided that if such Redemption Event is pursuant to Article VII(A)(iv), the Company may, at its sole option, in lieu of the foregoing purchase, pay the Holder an amount equal to the Default Amount (as defined below) multiplied by the number of shares of Series C Preferred Stock held by such holder on the date of the Optional Redemption Notice. "Parity Value" means the product of (a) the highest number of shares of Common Stock issuable upon conversion of such shares at such time (treating the Trading Day immediately preceding the Optional Redemption Date as the "Conversion Date" (as hereinafter defined), unless the Redemption Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest closing sale price for the Common Stock on the principal trading market for such shares during the period beginning on the date of first occurrence of the Redemption Event and ending on such "Conversion Date." "Default Amount" shall mean Fifty U.S. Dollars ($50).

                  In the case of a Redemption Event, if the Company fails to pay the Default Amount or the Optional Redemption Amount, as applicable, for each share within five (5) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Series C Preferred Stock shall have the right at any time, so long as the Redemption Event continues, to require the Company, upon written notice, to immediately issue (in accordance with and subject to the terms of Article V above), in lieu of the Default Amount or the Optional Redemption Amount, as applicable, with respect to each outstanding share of Series C Preferred Stock held by such holder, the number of shares of Common Stock of the Company equal to the Default Amount or the Optional Redemption Amount, as applicable, divided by any Conversion Price, as chosen in the sole discretion of the Holder, in effect from the date of the Redemption Event until the date such Holder elects to exercise its rights pursuant to this paragraph. Payment of the Default Amount shall not affect the holders ongoing rights with respect to the then outstanding shares of Series C Preferred Stock or the rights of such holders to pursue alternate damages in respect of the events giving rise to such payments.

                  C. Redemption of Holder's Shares. Upon the occurrence and during the Optional Redemption by the Company. So long as (i) all of the shares of Common Stock issuable upon conversion of all outstanding shares of Series C Preferred Stock, for a period of twenty (20) days prior to the date of delivery of any written notice of redemption pursuant to the Article VII(C), are then (x) authorized and reserved for issuance, (y) registered for re-sale under the 1933 Act by the Holders (or may otherwise be resold publicly without restriction); provided, however, that this clause (y) shall not apply to any redemption made with the proceeds from a Qualified Offering (as defined), and (z) eligible to be traded on Nasdaq, the NYSE, the AMEX or Nasdaq SmallCap and (ii) there is not then a continuing Redemption Event in effect the Company may, at its option, upon twenty (20) Business Days' irrevocable written notice, redeem the Series C Preferred Stock, as follows:

                           (i) Beginning upon the earlier to occur of (a) the date that the Company completes an underwritten public offering of its Common Stock or Rule 144A offering to "qualified institutional buyers" and "accredited institutional investors" in an amount of at least $10,000,000 (a "Qualified Offering"), or (b) the date that is eighteen months following the Closing Date, the Company may, at its option, redeem for cash out of funds legally available therefor, all (but not less than all) of the outstanding Series C Preferred Shares at 110% of the Face Amount of the Series C Preferred Shares during the first 12 months following issuance, and thereafter 120% of the Face Amount of the Series C Preferred Shares, in each case plus accrued and unpaid dividends, if any, and any other amounts payable thereon.

                           (ii) Beginning on the date any Holder reaches such Holder's Maximum Share Amount, the Company may, at its option, redeem for cash out of funds legally available therefor, all (but not less than all) of the outstanding shares of Series C Preferred Stock held by the Holder who has reached its Maximum Share Amount at a price per share equal to 100% of the Face Amount such shares of Series C Preferred Stock plus accrued and unpaid dividends, if any, and any other amounts payable thereon.

                  Nothing in this Article VII(C) shall prohibit conversions of Series C Preferred Stock otherwise permitted pursuant to the terms of this Article Third, Section 3 during the pendency of any notice of optional redemption by the Company hereunder.

                  D. Maturity; Required Redemption. Subject to the limitations contained in Article VII(F) and so long as there is not then a continuing Redemption Event, hereof each share of Series C Preferred Stock outstanding on the third anniversary of the Closing Date (the "Maturity Date") will be redeemed at the Company's sole option, (a) so long as the Company has provided the Holders ten (10) business days prior written notice of its election to pay cash on the Maturity Date, in cash equal to the aggregate face value thereof plus accrued and unpaid dividends, if any, and any other amounts payable thereon or, (b) by delivery of a number of shares of Common Stock issuable upon conversion of all of the Series C Preferred Stock at the lesser of the then-applicable Conversion Price and the five trading day average closing bid price on the Maturity Date, including any adjustment under
         Article X; provided that (i) any necessary approval for the issuance of additional shares has been obtained if the Maximum Share Amount has been reached (or will be exceeded as a result of any conversion at maturity), and (ii) all shares of Common Stock issuable upon conversion of all outstanding shares of Series C Preferred Stock are then (x) authorized and reserved for issuance, (y) registered under the Securities Act for resale by all Holders of such Series C Preferred Shares and (z) eligible to be traded on either the Nasdaq, Nasdaq Small Cap Market, the New York Stock Exchange or the American Stock Exchange. The Maturity Date shall be delayed by one (1) Trading Day each for each Trading Day occurring prior thereto and prior to the full conversion of the Series C Preferred Stock that (i) sales cannot be made pursuant to the Registration Statement (whether by reason of the Company's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement or otherwise), (ii) any Redemption Event (as defined in Article V.A) exists, without regard to whether any cure periods shall have run or
         (iii) that the Company is in breach of any of its obligations pursuant to Section 4(g) of the Purchase Agreement.

                  E. Redemption Defaults. If the Company fails to pay any Holder the redemption consideration with respect to any share of Series C Preferred Stock, as provided in this Article VII, within five (5) Business Days of its receipt or delivery, as applicable, of a notice requiring such redemption (the "Redemption Notice"), then each Holder
         (i) shall be entitled to interest on the redemption consideration not paid at a per annum rate equal to the lower of (x) the sum of prime rate published from time to time by the Wall Street Journal plus three percent (3%) and (y) the highest interest rate permitted by applicable law from the date of the Redemption Notice until the date of redemption hereunder. In the event the Company is not able to redeem all of the shares of Series C Preferred Stock subject to Redemption Notices, the Company shall redeem shares of Series C Preferred Stock from each Holder, pro rata, based on the total number of shares of Series C Preferred Stock included in the Redemption Notice relative to the total number of shares of Series C Preferred Stock in all of the Redemption Notices. In the case of a Redemption Event, if the Company fails to pay the Optional Redemption Amount for each share for any reason
         (including, without limitation, the circumstances specified in paragraph VII(F)), within five (5) Business Days of the applicable Redemption Notice then (assuming there are sufficient authorized shares) in addition to all other available remedies, each Holder of Series C Preferred Stock shall have the right at any time, so long as the Redemption Event continues, to convert, upon written notice, in lieu of the Redemption Amount, each outstanding share of Series C Preferred Stock held by such Holder, into the number of shares of Common Stock of the Company equal to the Redemption Amount, divided by the Conversion Price then in effect, subject in all cases to each such Holder's Maximum Share Amount.

                  F. Capital Impairment. In the event that any section of the New York General Business Corporation Law ("BCL"), would be violated by the redemption of any shares of Series C Preferred Stock that are otherwise subject to redemption pursuant to this Article VII, the
         Company: (i) will redeem the greatest number of shares of Series C Preferred Stock possible without violation of said Article; (ii) the Company thereafter shall use its best efforts to take all necessary steps permitted pursuant to this Article Third, Section 3 and the agreements entered into in connection with the issuance of Series C Preferred Stock pursuant hereto in order to remedy its capital structure in order to allow further redemptions without violation of said Article; and (iii) from time to time thereafter as promptly as possible the Company shall redeem shares of Series C Preferred Stock at the request of the Holders to the greatest extent possible without causing a violation of the BCL.

                            VIII. RANK; PARTICIPATION

                  A. Rank. All shares of the Series C Preferred Stock shall rank
         (i) prior to the Common Stock; (ii) prior to any class or series of capital stock of the Company hereafter created (unless, with the consent of the Holders of a majority of the outstanding shares of Series C Preferred Stock obtained in accordance with Article XII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series C Preferred Stock) (collectively, with the Common Stock, "Junior Securities"); (iii) pari passu with the Other Series, and any class or series of capital stock of the Company hereafter created (with the consent of the Holders of a majority of the outstanding shares of Series C Preferred Stock obtained in accordance with Article XII hereof, if required) specifically ranking, by its terms, on parity with the Series C Preferred Stock (the "Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Company hereafter created (with the consent of the Holders of a majority of the outstanding shares of Series C Preferred Stock obtained in accordance with Article XII hereof) specifically ranking, by its terms, senior to the Series C Preferred Stock (the "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

                  B. Participation. Subject to the rights of the Holders (if any) of Pari Passu Securities and Senior Securities, the Holders shall, as such Holders, be entitled to such dividends paid and distributions made to the Holders of Common Stock to the same extent as if such Holders had converted their shares of Series C Preferred Stock into Common Stock (without regard to any limitations on conversion herein or elsewhere contained) and had been issued such Common Stock on the day before the record date for said dividend or distribution. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the Holders of Common Stock.

                           IX. LIQUIDATION PREFERENCE

                  A. Liquidation of the Company. If the Company shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up (a "Liquidation Event"), no distribution shall be made to the Holders of any shares of capital stock of the Company (other than Senior Securities and, together with the Holders of Series C Preferred Stock the Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders shall have received the Liquidation Preference (as herein defined) with respect to each Series C Preferred Share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders and holders of Pari Passu Securities shall be insufficient to permit the payment to such Holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Series C Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

                  B. Certain Acts Not a Liquidation. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

                  C. Definition of Liquidation Preference. The "Liquidation Preference" with respect to a share of Series C Preferred Stock means an amount equal to the Face Amount thereof plus any other amounts that may be due from the Company with respect thereto, including any accrued and unpaid dividends, pursuant to this Article Third, Section 3 or the Registration Rights Agreement through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Article Third, Section 3 filed in respect thereof.

           X. ADJUSTMENTS TO THE CONVERSION PRICE; CERTAIN PROTECTIONS

                  The Conversion Price shall be subject to adjustment from time to time as follows:

                  A. Stock Splits, Stock Dividends, Etc. If at any time on or after the Closing Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, reclassification or other similar event, the number of shares of Common Stock issuable upon conversion of the Series C Preferred Shares shall be proportionately increased, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the number of shares of Common Stock issuable upon conversion of the Series C Preferred Shares shall be proportionately reduced. In such event, the Company shall notify the Company's transfer agent of such change on or before the effective date thereof.

                  B. Major Transactions. If the Company shall consolidate with or merge into any corporation, sell all or substantially all of its assets, effectuate a transaction or series of transactions in which 50% or more of the voting power of the Company is disposed of or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares) (each a "Major Transaction"), then each Holder shall thereafter be entitled to receive consideration, in exchange for each share of Series C Preferred Stock held by it, equal to the greater of, as determined in the sole discretion of the Holders of at least 50.1% of the outstanding shares of Series C Preferred Stock: (i) the number of shares of stock or securities or property of the Company, or of the entity resulting from such consolidation or merger (the "Major Transaction Consideration"), to which a Holder of the number of shares of Common Stock delivered upon conversion of such shares of Series C Preferred Stock would have been entitled upon such Major Transaction (without regard to any limitations on conversion herein contained) and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of such Major Transaction, and the Company shall make lawful provision therefore as a part of such consolidation, merger or reclassification; and (ii) the Redemption Amount, in cash. No sooner than ten (10) days nor later than five (5) days prior to the consummation of the Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice ("Notice of Major Transaction") to each Holder, which Notice of Major Transaction shall be deemed to have been delivered one
         (1) Business Day after the Company's sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier). Such Notice of Major Transaction shall indicate the amount and type of the Major Transaction Consideration which such Holder would receive under clause (i) of this
         Article X(B). If the Major Transaction Consideration does not consist entirely of United States dollars, the value of such other property shall be determined by a reputable accounting firm selected by the Company that is reasonably acceptable the Holders of a majority of the outstanding shares of Series C Preferred Stock.

                  C. Adjustment Due to Distribution. If at any time after the Closing Date, the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e. a spin-off)) (a "Distribution"), then the minimum Conversion Price per share shall be reduced by the value of such Distribution per share. If the Distribution does not consist entirely of U.S. Dollars, the value of such other property shall be determined by a reputable accounting firms selected by the Company that is reasonably acceptable to the Holders of a majority of the outstanding shares of Series C Preferred Stock.

                  D. Purchase Rights. If at any time after the Closing Date, the Company issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series C Preferred Stock (without regard to any limitations on conversion or exercise herein or elsewhere contained) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  E. Adjustment to Conversion Price. If at any time when Series C Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification, below-market price rights offering to all holders of Common Stock or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for the Series C Preferred Stock, then the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event during the calculation period preceding the Conversion Date. In such event, the Company shall notify the Transfer Agent of such change on or before the effective date thereof.

                  F. Adjustment for Restricted Periods. If (i) the Company fails to obtain effectiveness of the Registration Statement prior to ninety
         (90) days following the Closing Date, or (ii) the Registration Statement, once effective, lapses in effect, or sales cannot otherwise be made thereunder, whether by reason of the Company's failure or inability to amend or supplement the prospectus included therein ("Prospectus") in accordance with the Registration Rights Agreement or otherwise, then the 20 trading days period ("Lookback Period") used for determining the "Market Price" shall be extended to include (x) in the case of an event described in clause (i), the 20 trading days immediately preceding the 90th day following the Closing Date plus all Trading Days through and including the date of effectiveness of the Registration Statement, and (y) in the case of an event described in clause (ii), the number of trading days preceding the date on which the Holder is first notified that sales may not be made under the Prospectus, which would otherwise then be included in the Lookback Period plus all trading days through and including the date on which the Holder is notified that sales may again be made under the Prospectus. If a Holder of the Series C Preferred Stock reasonably determines that sales may not be made pursuant to the Prospectus, it shall notify the Company in writing and, unless the Company provides Holder with an opinion of Company's counsel to the contrary, such determination shall be binding for purposes of this paragraph.

                  G. Adjustment to Conversion Price Upon Anniversary Date. If the average of the Closing Bid Prices of the Common Stock over the twenty (20) consecutive trading days immediately preceding the Anniversary Date is greater than 130% of the Closing Price, then beginning on the Anniversary Date, the Conversion Price will be reset to 130% of the Closing Price.

                  H. Adjustment to Conversion Price for Major Announcements. In the event the Company (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Company is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Company or (ii) any person, group or entity (including the Company) publicly announces a tender offer to purchase 50% or more of the Company's Common Stock or otherwise publicly announces an intention to replace a majority of the corporation's Board of Directors by waging a proxy battle or otherwise (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in Article II. For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction, tender offer or removal of the majority of the Board of Directors which a public announcement as contemplated by this Article X.H. has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer which caused this Article X.H. to become operative. Adjustment to Conversion Price for Major Announcements.

                  I. Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
         Section X, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder, furnish to such Holder a like certificate setting forth (I) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series C Preferred Stock.

                                XI. VOTING RIGHTS

                  No Holder of the Series C Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Company for their vote, waiver, release or other action, except as may be otherwise expressly required by law.

                           XII. PROTECTION PROVISIONS

                  So long as any Series C Preferred Shares are outstanding, the Company shall not, without first obtaining the approval of the Holders of majority of the outstanding shares of Series C Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series C Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series C Preferred Stock; (c) create or issue any Senior Securities; (d) create or issue any Pari Passu Securities (except for Pari Passu Securities that are convertible preferred securities with a fixed conversion price at a premium to the market price of the Common Stock at the date of issuance), (e) increase the authorized number of shares of Series C Preferred Stock; (f) increase the par value of the Common Stock; or (g) do any act or thing not authorized or contemplated by this Article Third, Section 3 which would result in any taxation with respect to the Series C Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended, (or otherwise suffer to exist any such taxation as a result thereof).

                               XIII. MISCELLANEOUS

                  A. Lost or Stolen Certificates. Upon receipt by the Company of
         (i) evidence of the loss, theft, destruction or mutilation of any Series C Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Series C Preferred Stock Certificate(s), the
         Company shall execute and deliver new Series C Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost, stolen, destroyed or mutilated Series C Preferred Stock Certificate(s) if the Holder contemporaneously requests the Company to convert such Series C Preferred Stock.

                  B. Payment of Cash; Defaults. Whenever the Company is required to make any cash payment to a Holder under this Article Third, Section 3 (as a Conversion Default Payment, Redemption Amount or otherwise), such cash payment shall be made to the Holder by the method (by certified or cashier's check or wire transfer of immediately available funds) elected by such Holder. If such payment is not delivered when due such Holder shall thereafter be entitled to interest on the unpaid amount until such amount is paid in full to the Holder at a per annum rate equal to the lower of (x) the sum of prime rate published from time to time by the Wall Street Journal plus three percent (3%) and (y) the highest interest rate permitted by applicable law.

                  C. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Article Third,
         Section 3 shall be cumulative and in addition to all other remedies available under this Article Third, Section 3, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Article Third,
         Section 3. Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein; provided, however, that the Company shall be entitled to prepare summaries of this Article Third, Section 3 for purposes of complying with its disclosure obligations and in connection with bona fide disputes as to the operations of the provisions of this Article Third, Section 3.

                  D. Failure or Indulgency Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                  E. Notices. Any notice from a Holder to the Company hereunder shall be given to the Company in accordance with Section 8(f) of the Securities Purchase Agreement. Any notices from the Company to a Holder shall be given to such Holder at such Holder's address as shown in the stock register of the Company and otherwise in accordance with Section 8(f) of the Securities Purchase Agreement.

                  4. The rights and privileges of the Series D Convertible Preferred Stock are as follows. All references to Articles and Sections within this Article Third, Section 4 are solely to Articles and Sections within this Article Third, Section 4.

                            I. DESIGNATION AND AMOUNT

                  The designation (this "Certificate of Designation") of this series, which consists of 7,500 shares of Preferred Stock of SOFTNET SYSTEMS, INC., a New York corporation (the "Company"), is the Series D Convertible Preferred Stock (the "Series D Preferred Stock" or "Series D Preferred Shares") and the face amount per share shall equal $1,000 (the "Face Amount").

                             II. CERTAIN DEFINITIONS

                  For purposes of this Article Third, Section 4, the following terms shall have the following meanings:

                  "Anniversary Date" means the date that is 9 months following the Closing Date.

                  "Business Day" means any day other than a Saturday, Sunday or a day on which banks in New York, New York are permitted or required by law to be closed.

                  "Closing  Bid Price"  means,  for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holders then holding a majority of the outstanding shares of Series D Preferred Stock ("Majority Holders"), if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Majority Holders, or, if they are unable to agree on such value, it shall be determined by an investment banking firm selected by the Company and reasonably acceptable to the Majority Holders.

                  "Closing Date" means the date on which the Series D Preferred Shares are initially issued.

                  "Closing Price" means the average Closing Bid Price of the Common Stock over the five trading days immediately preceding the Closing Date.

                  "Common Stock" means the common stock, $0.01 par value, of the Company.

                  "Conversion Price", subject to the adjustments provided for in
         Article X hereof, means (1) on and prior to the Anniversary Date, 120% of the Closing Price and (2) beginning on the day following the Anniversary Date, the lesser of (i) 120% of the Closing Price and (ii) the Market Price at the time of conversion.

                  "Effective Date" means the date the Registration Statement registering the resale of the shares of Common Stock into which the Series D Preferred Shares are convertible is declared effective by the Securities and Exchange Commission.

                  "Holders" means the initial Holders of the Series D Preferred Stock and their permitted transferees.

                  "majority of the outstanding shares of Series D Preferred Stock" means greater than 66.6% of the outstanding shares of Series D Preferred Stock.

                  "Market Price" means the volume weighted average price of the Common Stock over any five trading days, selected by the Holder, in the 30 trading days ending on the day prior to the Conversion Date.

                  "Registration Deadline" means the 90th day following the Closing Date.

                  "Registration Statement" means a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                  "Securities Purchase Agreement" means the Securities Purchase Agreement referencing this Article Third, Section 4, among the Company and the purchasers named therein, as amended from time to time in accordance with the terms thereof.

                  "Warrants" means certain stock purchase warrants to acquire shares of Common Stock issued by the Company to the initial Holders in connection with the transactions contemplated by the Securities Purchase Agreement.

                                                                III. DIVIDENDS

                  A. General. Each Holder of the Series D Preferred Stock shall be entitled to receive cumulative dividends at the rate of five percent (5%) of the Face Amount per annum (the "Dividend") of the Series D Preferred Stock held by such Holder commencing on the Closing Date and continuing through the date that no shares of Series D Preferred Stock are held by such Holder. Such cumulative Dividends shall be payable at the end of each fiscal quarter of the Company in arrears in cash or additional Series D Preferred Shares, at the Company's option; provided however, that the Company's option to pay such Dividends in additional Series D Preferred Shares shall be subject to and contingent upon the effectiveness of a Registration Statement for the Common Shares underlying the Series D Preferred Shares and Warrants, and provided further that if the Maximum Share Amount is reached, the Company shall be required to pay such Dividends in cash. Dividends on the Series D Preferred Stock shall accrue and be cumulative on a daily basis from the date payable (with appropriate proration for any partial dividend period), whether or not earned and whether or not in any dividend period there shall be surplus or net profits of the Company legally available for the payment of such dividends. In no event, so long as any Series D Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities (as defined below), nor shall any shares of Junior Securities be purchased or redeemed by the Company nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities, without, in each such case, the written consent of the Holders of a majority of the outstanding shares of Series D Preferred Stock, voting together as a class.

                  B. Payment of Dividend in Series D Preferred Shares. Should the Company elect to pay accrued but unpaid Dividends in additional shares of Series D Preferred Stock, the number of Series D Preferred Shares to which the Holder shall be entitled will be equal to the aggregate cash value of such unpaid Dividends, divided by the Face Amount.

                                 IV. CONVERSION

                  A. Conversion at the Option of Holder. Subject to Article V(B), beginning on the date of issuance of the Series D Preferred Shares, each Holder may, at any time and from time to time, convert each of its shares of Series D Preferred Stock into a number of fully paid and nonassessable shares of Common Stock determined by dividing the aggregate Face Amount of the Series D Preferred Shares being converted (plus any other amounts payable thereon including, without limitation, payments due under Section 2(c) of the Registration Rights Agreement and Conversion Default Payments) by the then applicable Conversion Price, subject to adjustment as provided in Article X; provided, however, that, in no event shall a Holder of shares of Series D Preferred Stock be entitled to convert any such shares to the extent, but only to the extent, that (x) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series D
         Preferred Stock or unexercised portion of Warrants or any other securities containing analogous limitations) plus (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series D Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by a
         Holder and such Holder's affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rules 13(d) through (g) thereunder, except as otherwise provided in clause (x) of such proviso.

                  B. Mechanics of Conversion. To convert the Series D Preferred Shares, a Holder shall: (i) fax (or deliver by other means resulting in notice) to the Company a copy of the fully executed Notice of Conversion in the form of Exhibit H to the Securities Purchase Agreement, and (ii) surrender or cause to be surrendered to the Company (or satisfy the provisions of Article XIII(A), if applicable) the certificates representing the Series D Preferred Stock being converted (the "Series D Preferred Stock Certificates") and the original executed version of the Notice of Conversion as soon as practicable thereafter. The date the Holder delivers to the Company the Notice of Conversion described in clause (i) or such later date specified in the Notice of Conversion shall be the "Conversion Date". In the case of fax or messenger delivery, delivery shall be deemed made on the date of such fax or messenger delivery. In the case of Federal Express, or other overnight mail service, delivery shall be deemed made the day after the Notice of Conversion is sent. In the case of U.S. Mail, delivery shall be deemed to be five (5) days after the Notice of Conversion is deposited in the U.S. Mail.

                  C. Timing of Conversion. No later than the third Business Day following the Conversion Date (the "Delivery Date"), provided that the Company has received prior to such date the Series D Preferred Stock Certificates (or the Holder has satisfied the provisions of Article XIII(A), if applicable), the Company shall issue and deliver to the Holder (or otherwise at such Holder's direction) that number of shares of Common Stock issuable upon conversion of the number of Series D Preferred Shares being converted and, if applicable, a new certificate representing the Series D Preferred Stock not converted by such Holder. The person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares at the close of business on the Conversion Date, unless the Notice of Conversion is revoked as provided in Article IV(D). If the Series D Preferred Stock Certificates are not received (or the provisions of Article XIII(A) are not satisfied) prior to the Delivery Date, The Delivery Date shall be extended until the Business Day following the date of surrender to the Company of Series D Preferred Stock Certificates to be converted or satisfaction of the provisions of Article XIII(A), if applicable.

                  D. Continuing Rights. In addition to any other remedies which may be available to the Holder, in the event the Company fails for any reason to effect delivery to the Holder of certificates representing the shares of Common Stock receivable upon conversion of the Series D Preferred Shares by the Business Day following the Delivery Date (which certificates shall be unlegended as and when required pursuant to the Securities Purchase Agreement, Registration Rights Agreement referencing this Article Third, Section 4, by and among the Company and the other signatories thereto (the "Registration Rights Agreement") and this Article Third, Section 4), the Holder shall, unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Company, regain the rights of a Holder with respect to such unconverted shares of Series D Preferred Stock and the Company shall immediately return the subject Series D Preferred Stock certificates and other conversion documents, if any, delivered by Holder, to the Holder, or, if shares of Series D Preferred Stock have not been surrendered, adjust its records to reflect that such shares of Series D Preferred Stock have not been converted; provided, however, that the Company shall remain liable for payment of the amounts determined pursuant to Article VI(A) hereof for each day falling between the trading day following the Delivery Date and the date of the revocation notice is received by the Company, and shall also remain liable for any damages suffered by Holder.

                  E. Stamp, Documentary and Other Similar Taxes. The Company shall pay all stamp, documentary, issuance and other similar taxes which may be imposed with respect to the issuance and delivery of the shares of Common Stock pursuant to conversion of the Series D Preferred Stock; provided that the Company will not be obligated to pay stamp, transfer or other taxes resulting from the issuance of Common Stock to any person other than the registered holder of the Series D Preferred Stock.

                  F. No Fractional Shares. No fractional shares of Common Stock are to be issued upon the conversion of Series D Preferred Stock, but the Company shall make a cash payment equal to such fraction multiplied by the last sale price of the Common Stock in respect of any fractional share which would otherwise be issuable; provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment any fractional shares of Common Stock shall be rounded up to the next whole number.

                  G.  Electronic  Transmission.  In lieu of delivering  physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Holder the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. In the case of electronic transmission of such Common Stock, the Company shall, if applicable, within three (3) Business Days issue a new certificate representing the Series D Preferred Stock not converted pursuant to any Notice of Conversion.

              V. RESERVATION OF AUTHORIZED SHARES OF COMMON STOCK;
                    LIMITATION ON NUMBER OF CONVERSION SHARES

                  A. Reservation of Common Stock. Subject to the provisions of this Article V, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the conversion of all outstanding Series D Preferred Shares upon issuance of shares of Common Stock and the exercise of all Warrants (at the then current Conversion Price or Exercise Price) in accordance with Section 4(g) of the Securities Purchase Agreement (the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Company's obligations pursuant to Section 4(g) of the Securities Purchase Agreement. In addition, if the Company shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series D Preferred Stock shall be convertible at the then current Conversion Price, the Company shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series D Preferred Stock.

                  B. Limitation on Number of Common Shares to be Issued. (i) Notwithstanding anything to the contrary contained herein, if, at any time, the aggregate number of shares of Common Stock then issued upon conversion of the Series D Preferred Stock equals 19.99% of the outstanding Common Stock on the Closing Date, subject to adjustments for stock dividends, stock splits, combinations or similar events, the Series D Preferred Stock shall, from that time forward, cease to be convertible into Common Stock in accordance with the terms of Article IV, unless the Company (x) has obtained approval of the issuance of the Series D Preferred Stock by a majority of the total votes eligible to be cast on such proposal, in person or by proxy, by the holders of the then-outstanding Common Stock (the "Stockholder Approval"), (y) shall have otherwise obtained permission to allow such issuances from the American Stock Exchange or such other principal exchange upon which the Common Stock is then trading (the "Common Stock Exchange"); or (z) is no longer governed by a rule promulgated by a stock exchange, Nasdaq or other applicable body prohibiting the issuance of Common Stock upon conversion of the Series D Preferred Stock in excess of 19.99% of the outstanding Common Stock without shareholder approval. The maximum number of shares of Common Stock issuable as a result of the limitation set forth in the first sentence of this Article V(B) is hereinafter referred to as the "Maximum Share Amount." With respect to each Holder of Series D Preferred Stock, the Maximum Share Amount shall refer to such Holder's pro rata share thereof determined in accordance with
         Article  X  below.  Notwithstanding  anything  in this  Article  Third,
         Section 4 to the contrary, for purposes of determining the aggregate number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock, if the issuance of Common Stock hereunder is aggregated with the issuance of Common Stock in conversion of the Series A Convertible Preferred Stock and/or the Series B Convertible Preferred Stock and/or the Series C Convertible Preferred Stock (collectively, the "Other Series") pursuant to the regulations of the American Stock Exchange, the shares of Common Stock issuable upon conversion of the Other Series shall be aggregated with the shares of Common Stock issuable in conversion of the Series D Preferred Stock in determining the Maximum Share Amount. The Company will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) no later than 120 days following the Closing Date. In the event that the Company obtains Stockholder Approval, the approval of the Common Stock Exchange or otherwise concludes that it is able to increase the number of shares to be issued above the Maximum Share Amount (such increased number being the "New Maximum Share Amount"), the references to Maximum Share Amount, above, shall be deemed to be instead, references to the greater New Maximum Share Amount. In the event that Stockholder Approval is obtained, but there are insufficient reserved or authorized shares or a registration statement covering the additional shares of Common Stock which constitute the New Maximum Share Amount is not effective prior to the Maximum Share Amount being issued (if such registration statement is necessary to allow for the public resale of such securities), the Maximum Share Amount shall remain unchanged; provided, however, that the Holder may grant an extension to obtain a sufficient reserved or authorized amount of shares or of the period for obtaining effectiveness of such registration statement. Notwithstanding anything in this Article V(B)(i) to the contrary, and subject to Article V(B)(ii) below, the Company shall only be required to issue a number of shares of Common Stock upon conversion of the Series D Preferred Stock equal to (p) the original aggregate Face Amount of all Series D Preferred Stock issued on the Closing Date divided by (q) 50% of the Closing Price (exclusive of any shares of Common Stock issuable upon conversion of the Other Series), subject to adjustments for stock dividends, stock splits, combinations or similar events (the "Maximum Share Amount Cap").

                           (ii) Notwithstanding  anything in this Article Third,
         Section 4 to the contrary, in the event the Maximum Share Amount is reached as a result of conversions of the Series D Preferred Stock or any Other Series, the Company shall honor any request for conversion of the Series D Preferred Stock with a payment in cash equal to the number of shares of Common Stock that would have otherwise been issued upon such conversion multiplied by the five day average Closing Bid Price of the Common Stock on the date of delivery of the Conversion Notice; provided that, no such payment shall be made in the event the Maximum Share Amount Cap is reached. Any cash payment made pursuant to this paragraph shall be counted toward the Maximum Share Amount Cap as if such conversion was effected by the issuance of shares of Common Stock. If the Maximum Share Amount Cap is reached the Company must within ten
         (10) business days either (x) provide irrevocable notice to the Company that it will redeem all of the outstanding shares of Series D Preferred Stock at the Face Amount thereof plus any accrued and unpaid dividends and other payments thereon as provided by Article VII(C)(ii), and so redeem the Series D Preferred Stock within one hundred eighty (180) days following such notice, or (y) so long as the Stockholder Approval has been obtained, provide irrevocable notice to the Holders that the Company will honor Notices of Conversion that will result in the issuance of shares of Common Stock in excess of the Maximum Share Amount Cap, and thereafter honor such conversions without reference to the Maximum Share Amount Cap or (z) if Shareholder Approval has not been obtained within 120 days of the issuance of the Series D Preferred Stock, provide irrevocable notice to the Holders that the Company will honor Notice of Conversion in excess of the Maximum Share Amount Cap if such conversions do not violate the rules and regulations of the applicable stock exchange or quotation system on which the Common Stock is then traded (but only to the extent such rules or regulations would not be violated); provided, however, that for purposes of this clause
         (z), in the event the Maximum Share Amount is reached, the Company will redeem the Series D Preferred Stock in accordance with Article
         (V)(B)(ii)(x) above.

                  C. Allocation of Reserved Amount, Maximum Share Amount. The Reserved Amount and the Maximum Share Amount shall be allocated among the initial Holders according to the number of Series D Preferred Shares issued to each such Holder on the Closing Date. Any Common Shares which were initially allocated to any Holder remaining after such Holder no longer owns any Series D Preferred Shares shall be allocated among the remaining Holders pro rata, based on the number of Series D Preferred Shares then held by such Holders.

                             VI. FAILURE TO CONVERT

                  A. If, at any time, (x) a Notice of Conversion has been sent to the Company and the Company fails for any reason to deliver, on or prior to the third Business Day following the expiration of the Delivery Date for such conversion (said period of time being the "Extended Delivery Period"), such number of shares of Common Stock to which such Holder is entitled (taking into account the limitations on conversions imposed by such Holder's allocated portion of the Maximum Share Amount) upon such conversion, or (y) the Company provides notice (including by way of public announcement) (the "Refusal Notice") to any Holder at any time of its intention not to issue shares of Common Stock upon exercise by any Holder of its conversion rights in accordance with the terms of this Article Third, Section 4 (each of (x) and (y) being a "Conversion Default"), then the Company shall pay to the affected Holder, in the case of a Conversion Default described in clause (x) above, and to all Holders, in the case of a Conversion Default described in clause (y) above, an amount equal to 1% of the Face Amount of the Series D Preferred Stock held by such Holder with respect to which the Conversion Default exists (which amount shall be deemed to be the aggregate Face Amount of all outstanding Series D Preferred Stock in the case of a Conversion Default described in clause (y) above) for each day thereafter until the Cure Date. "Cure Date" means (i) with respect to a Conversion Default described in clause (x) of its definition or if a Conversion Notice has been submitted and the Company has issued a Refusal Notice, the date the Company effects the conversion of the portion of the Series D Preferred Stock submitted for conversion and (ii) if no Conversion Notices have been submitted, with respect to a Conversion Default described in clause (y) of its definition, the date the Company undertakes in writing to issue Common Stock in satisfaction of all conversions of Series D Preferred Stock in accordance with the terms of this Article Third, Section 4. The Company shall promptly provide each Holder with notice of the occurrence of a Conversion Default with respect to any of the other Holders.

                  The payments to which a Holder shall be entitled pursuant to this Section VI(A) are referred to herein as "Conversion Default Payments." Conversion Default Payments shall be paid in cash. Such payment shall be made in accordance with and be subject to the provisions of Article XIII(B).

                      VII. REDEMPTION DUE TO CERTAIN EVENTS

                  A. Redemption Events. A "Redemption Event" means any one of the following (after expiration of any applicable cure period):

                           (i) the Company fails, and any such failure continues uncured for seven (7) Business Days after the Company has been notified thereof in writing by the Holder, to (x) remove any restrictive legend on any certificate for any shares of Common Stock issued after the Effective Date to the Holders upon conversion of the Series D Preferred Stock or upon exercise of the Warrants, or (y) to transfer or cause its transfer agent to transfer any certificate for shares of Common Stock issued to a Holder upon conversion of the Series D Preferred Stock, in each case as and when required by this Article Third, Section 4, the Warrants, the Securities Purchase Agreement or the Registration Rights Agreement; or

                           (ii) the Company fails to fulfill it obligations pursuant to Sections 4(c), 4(g), 4(i) or 5 of the Purchase Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations hall not be rescinded in writing) for ten (10) days after the Corporation shall have been notified thereof in writing by any holder of Series D Preferred Stock; or

                           (iii) the Company fails to make any payment due pursuant to Article VII(C) when due; or

                           (iv) the Company fails to fulfill any of its obligations pursuant to the Registration Rights Agreement (or makes any statement that it does not intend to honor such obligations) and any such failure shall continue uncured (or any statement not to honor its obligations shall not be rescinded) for ten (10) business days; or

                           (v) the Company (x) fails to cause the Registration Statement to be declared effective on or before the date that is one hundred eighty (180) days following the Closing Date, or (y) such Registration Statement lapses in effect (or sales cannot be made by the Holders thereunder, whether by reason of the Company's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more then forty-five
         (45) consecutive days or seventy-five (75) days in any twelve (12) month period after such Registration Statement becomes effective, or
         (z) the Common Stock is not listed or included for quotation on the Nasdaq, NYSE, AMEX or that trading is halted after the Registration Statement has been declared effective for more than an aggregate of twenty (20) trading days or more in any twelve (12) month period.

                  B. Redemption of Holder's Shares. Upon the occurrence and during the continuation of any Redemption Event, the Company shall, as to each Holder of the then outstanding shares of Series D Preferred Stock who have given written notice (the "Optional Redemption Notice") to the Company of such Redemption Event, purchase each such Holder's shares of Series D Preferred Stock for an amount per share equal to the greater of (1) 120% multiplied by the sum of (a) the Face Amount of the shares to be redeemed, plus (b) accrued and unpaid dividends and any other amounts payable thereon (including without limitation payments due under Section 2 of the Registration Rights Agreement and Conversion Default Payments) through the date of payment of the Optional Redemption Amount (as defined herein) (the "Optional Redemption Date") and (2) the "Parity Value" of the shares to be redeemed (the greater of such amounts being the "Optional Redemption Amount"); provided that if such Redemption Event is pursuant to Article VII(A)( iv), the Company may, at its sole option, in lieu of the foregoing purchase, pay the Holder an amount equal to the Default Amount (as defined below) multiplied by the number of shares of Series D Preferred Stock held by such holder on the date of the Optional Redemption Notice. "Parity Value" means the product of (a) the highest number of shares of Common Stock issuable upon conversion of such shares at such time (treating the Trading Day immediately preceding the Optional Redemption Date as the "Conversion Date" (as hereinafter defined), unless the Redemption Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest closing sale price for the Common Stock on the principal trading market for such shares during the period beginning on the date of first occurrence of the Redemption Event and ending on such "Conversion Date." "Default Amount" shall mean Fifty U.S. Dollars ($50).

                  In the case of a Redemption Event, if the Company fails to pay the Default Amount or the Optional Redemption Amount, as applicable, for each share within five (5) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Series D Preferred Stock shall have the right at any time, so long as the Redemption Event continues, to require the Company, upon written notice, to immediately issue (in accordance with and subject to the terms of Article V above), in lieu of the Default Amount or the Optional Redemption Amount, as applicable, with respect to each outstanding share of Series D Preferred Stock held by such holder, the number of shares of Common Stock of the Company equal to the Default Amount or the Optional Redemption Amount, as applicable, divided by any Conversion Price, as chosen in the sole discretion of the Holder, in effect from the date of the Redemption Event until the date such Holder elects to exercise its rights pursuant to this paragraph. Payment of the Default Amount shall not affect the holders ongoing rights with respect to the then outstanding shares of Series D Preferred Stock or the rights of such holders to pursue alternate damages in respect of the events giving rise to such payments.

                  C. Optional Redemption by the Company. So long as (i) all of the shares of Common Stock issuable upon conversion of all outstanding shares of Series D Preferred Stock, for a period of twenty (20) days prior to the date of delivery of any written notice of redemption pursuant to the Article VII(C), are then (x) authorized and reserved for issuance, (y) registered for re-sale under the 1933 Act by the Holders (or may otherwise be resold publicly without restriction); provided, however, that this clause (y) shall not apply to any redemption made with the proceeds from a Qualified Offering (as defined), and (z) eligible to be traded on Nasdaq, the NYSE, the AMEX or Nasdaq SmallCap and (ii) there is not then a continuing Redemption Event in effect the Company may, at its option, upon twenty (20) Business Days' irrevocable written notice, redeem the Series D Preferred Stock, as follows:

                           (i) Beginning upon the earlier to occur of (a) the date that the Company completes an underwritten public offering of its Common Stock or Rule 144A offering to "qualified institutional buyers" and "accredited institutional investors" in an amount of at least $10,000,000 (a "Qualified Offering"), or (b) the date that is eighteen months following the Closing Date, the Company may, at its option, redeem for cash out of funds legally available therefor, all (but not less than all) of the outstanding Series D Preferred Shares at 110% of the Face Amount of the Series D Preferred Shares during the first 12 months following issuance, and thereafter 120% of the Face Amount of the Series D Preferred Shares, in each case plus accrued and unpaid dividends, if any, and any other amounts payable thereon.

                           (ii) Beginning on the date any Holder reaches such Holder's Maximum Share Amount, the Company may, at its option, redeem for cash out of funds legally available therefor, all (but not less than all) of the outstanding shares of Series D Preferred Stock held by the Holder who has reached its Maximum Share Amount at a price per share equal to 100% of the Face Amount such shares of Series D Preferred Stock plus accrued and unpaid dividends, if any, and any other amounts payable thereon.

                  Nothing in this Article VII(C) shall prohibit conversions of Series D Preferred Stock otherwise permitted pursuant to the terms of this Article Third, Section 4 during the pendency of any notice of optional redemption by the Company hereunder.

                  D. Maturity; Required Redemption. Subject to the limitations contained in Article VII(F) and so long as there is not then a continuing Redemption Event, hereof each share of Series D Preferred Stock outstanding on the third anniversary of the Closing Date (the "Maturity Date") will be redeemed at the Company's sole option, (a) so long as the Company has provided the Holders ten (10) business days prior written notice of its election to pay cash on the Maturity Date, in cash equal to the aggregate face value thereof plus accrued and unpaid dividends, if any, and any other amounts payable thereon or, (b) by delivery of a number of shares of Common Stock issuable upon conversion of all of the Series D Preferred Stock at the lesser of the then-applicable Conversion Price and the five trading day average closing bid price on the Maturity Date, including any adjustment under
         Article X; provided that (i) any necessary approval for the issuance of additional shares has been obtained if the Maximum Share Amount has been reached (or will be exceeded as a result of any conversion at maturity), and (ii) all shares of Common Stock issuable upon conversion of all outstanding shares of Series D Preferred Stock are then (x) authorized and reserved for issuance, (y) registered under the Securities Act for resale by all Holders of such Series D Preferred Shares and (z) eligible to be traded on either the Nasdaq, Nasdaq Small Cap Market, the New York Stock Exchange or the American Stock Exchange. The Maturity Date shall be delayed by one (1) Trading Day each for each Trading Day occurring prior thereto and prior to the full conversion of the Series D Preferred Stock that (i) sales cannot be made pursuant to the Registration Statement (whether by reason of the Company's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement or otherwise), (ii) any Redemption Event (as defined in Article V.A) exists, without regard to whether any cure periods shall have run or
         (iii) that the Company is in breach of any of its obligations pursuant to Section 4(g) of the Purchase Agreement.

                  E. Redemption Defaults. If the Company fails to pay any Holder the redemption consideration with respect to any share of Series D Preferred Stock, as provided in this Article VII, within five (5) Business Days of its receipt or delivery, as applicable, of a notice requiring such redemption (the "Redemption Notice"), then each Holder
         (i) shall be entitled to interest on the redemption consideration not paid at a per annum rate equal to the lower of (x) the sum of prime rate published from time to time by the Wall Street Journal plus three percent (3%) and (y) the highest interest rate permitted by applicable law from the date of the Redemption Notice until the date of redemption hereunder. In the event the Company is not able to redeem all of the shares of Series D Preferred Stock subject to Redemption Notices, the Company shall redeem shares of Series D Preferred Stock from each Holder, pro rata, based on the total number of shares of Series D Preferred Stock included in the Redemption Notice relative to the total number of shares of Series D Preferred Stock in all of the Redemption Notices. In the case of a Redemption Event, if the Company fails to pay the Optional Redemption Amount for each share for any reason
         (including, without limitation, the circumstances specified in paragraph VII(F)), within five (5) Business Days of the applicable Redemption Notice then (assuming there are sufficient authorized shares) in addition to all other available remedies, each Holder of Series D Preferred Stock shall have the right at any time, so long as the Redemption Event continues, to convert, upon written notice, in lieu of the Redemption Amount, each outstanding share of Series D Preferred Stock held by such Holder, into the number of shares of Common Stock of the Company equal to the Redemption Amount, divided by the Conversion Price then in effect, subject in all cases to each such Holder's Maximum Share Amount.

                  F. Capital Impairment. In the event that any section of the New York General Business Corporation Law ("BCL"), would be violated by the redemption of any shares of Series D Preferred Stock that are otherwise subject to redemption pursuant to this Article VII, the
         Company: (i) will redeem the greatest number of shares of Series D Preferred Stock possible without violation of said Article; (ii) the Company thereafter shall use its best efforts to take all necessary steps permitted pursuant to this Article Third, Section 4 and the agreements entered into in connection with the issuance of Series D Preferred Stock pursuant hereto in order to remedy its capital structure in order to allow further redemptions without violation of said Article; and (iii) from time to time thereafter as promptly as possible the Company shall redeem shares of Series D Preferred Stock at the request of the Holders to the greatest extent possible without causing a violation of the BCL.

                            VIII. RANK; PARTICIPATION

                  A. Rank. All shares of the Series D Preferred Stock shall rank
         (i) prior to the Common Stock; (ii) prior to any class or series of capital stock of the Company hereafter created (unless, with the consent of the Holders of a majority of the outstanding shares of Series D Preferred Stock obtained in accordance with Article XII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series D Preferred Stock) (collectively, with the Common Stock, "Junior Securities"); (iii) pari passu with the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, and any class or series of capital stock of the Company hereafter created (with the consent of the Holders of a majority of the outstanding shares of Series D Preferred Stock obtained in accordance with Article XII hereof, if required) specifically ranking, by its terms, on parity with the Series D Preferred Stock (the "Pari Passu Securities"); and
         (iv) junior to any class or series of capital stock of the Company hereafter created (with the consent of the Holders of a majority of the outstanding shares of Series D Preferred Stock obtained in accordance with Article XII hereof) specifically ranking, by its terms, senior to the Series D Preferred Stock (the "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

                  B. Participation. Subject to the rights of the Holders (if any) of Pari Passu Securities and Senior Securities, the Holders shall, as such Holders, be entitled to such dividends paid and distributions made to the Holders of Common Stock to the same extent as if such Holders had converted their shares of Series D Preferred Stock into Common Stock (without regard to any limitations on conversion herein or elsewhere contained) and had been issued such Common Stock on the day before the record date for said dividend or distribution. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the Holders of Common Stock.

                           IX. LIQUIDATION PREFERENCE

                  A. Liquidation of the Company. If the Company shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up (a "Liquidation Event"), no distribution shall be made to the Holders of any shares of capital stock of the Company (other than Senior Securities and, together with the Holders of Series D Preferred Stock the Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders shall have received the Liquidation Preference (as herein defined) with respect to each Series D Preferred Share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders and holders of Pari Passu Securities shall be insufficient to permit the payment to such Holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Series D Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

                  B. Certain Acts Not a Liquidation. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

                  C. Definition of Liquidation Preference. The "Liquidation Preference" with respect to a share of Series D Preferred Stock means an amount equal to the Face Amount thereof plus any other amounts that may be due from the Company with respect thereto, including any accrued and unpaid dividends, pursuant to this Article Third, Section 4 or the Registration Rights Agreement through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Article Third, Section 4 filed in respect thereof.

           X. ADJUSTMENTS TO THE CONVERSION PRICE; CERTAIN PROTECTIONS

                  The Conversion Price shall be subject to adjustment from time to time as follows:

                  A. Stock Splits, Stock Dividends, Etc. If at any time on or after the Closing Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, reclassification or other similar event, the number of shares of Common Stock issuable upon conversion of the Series D Preferred Shares shall be proportionately increased, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the number of shares of Common Stock issuable upon conversion of the Series D Preferred Shares shall be proportionately reduced. In such event, the Company shall notify the Company's transfer agent of such change on or before the effective date thereof.

                  B. Major Transactions. If the Company shall consolidate with or merge into any corporation, sell all or substantially all of its assets, effectuate a transaction or series of transactions in which 50% or more of the voting power of the Company is disposed of or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares) (each a "Major Transaction"), then each Holder shall thereafter be entitled to receive consideration, in exchange for each share of Series D Preferred Stock held by it, equal to the greater of, as determined in the sole discretion of the Holders of at least 50.1% of the outstanding shares of Series D Preferred Stock: (i) the number of shares of stock or securities or property of the Company, or of the entity resulting from such consolidation or merger (the "Major Transaction Consideration"), to which a Holder of the number of shares of Common Stock delivered upon conversion of such shares of Series D Preferred Stock would have been entitled upon such Major Transaction (without regard to any limitations on conversion herein contained) and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of such Major Transaction, and the Company shall make lawful provision therefore as a part of such consolidation, merger or reclassification; and (ii) the Redemption Amount, in cash. No sooner than ten (10) days nor later than five (5) days prior to the consummation of the Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice ("Notice of Major Transaction") to each Holder, which Notice of Major Transaction shall be deemed to have been delivered one
         (1) Business Day after the Company's sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier). Such Notice of Major Transaction shall indicate the amount and type of the Major Transaction Consideration which such Holder would receive under clause (i) of this
         Article X(B). If the Major Transaction Consideration does not consist entirely of United States dollars, the value of such other property shall be determined by a reputable accounting firm selected by the Company that is reasonably acceptable the Holders of a majority of the outstanding shares of Series D Preferred Stock.

                  C. Adjustment Due to Distribution. If at any time after the Closing Date, the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e. a spin-off)) (a "Distribution"), then the minimum Conversion Price per share shall be reduced by the value of such Distribution per share. If the Distribution does not consist entirely of U.S. Dollars, the value of such other property shall be determined by a reputable accounting firms selected by the Company that is reasonably acceptable to the Holders of a majority of the outstanding shares of Series D Preferred Stock.

                  D. Purchase Rights. If at any time after the Closing Date, the Company issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series D Preferred Stock (without regard to any limitations on conversion or exercise herein or elsewhere contained) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  E. Adjustment to Conversion Price. If at any time when Series D Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification, below-market price rights offering to all holders of Common Stock or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for the Series D Preferred Stock, then the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event during the calculation period preceding the Conversion Date. In such event, the Company shall notify the Transfer Agent of such change on or before the effective date thereof.

                  F. Adjustment for Restricted Periods. If (i) the Company fails to obtain effectiveness of the Registration Statement prior to ninety
         (90) days following the Closing Date, or (ii) the Registration Statement, once effective, lapses in effect, or sales cannot otherwise be made thereunder, whether by reason of the Company's failure or inability to amend or supplement the prospectus included therein ("Prospectus") in accordance with the Registration Rights Agreement or otherwise, then the 20 trading days period ("Lookback Period") used for determining the "Market Price" shall be extended to include (x) in the case of an event described in clause (i), the 20 trading days immediately preceding the 90th day following the Closing Date plus all Trading Days through and including the date of effectiveness of the Registration Statement, and (y) in the case of an event described in clause (ii), the number of trading days preceding the date on which the Holder is first notified that sales may not be made under the Prospectus, which would otherwise then be included in the Lookback Period plus all trading days through and including the date on which the Holder is notified that sales may again be made under the Prospectus. If a Holder of the Series D Preferred Stock reasonably determines that sales may not be made pursuant to the Prospectus, it shall notify the Company in writing and, unless the Company provides Holder with an opinion of Company's counsel to the contrary, such determination shall be binding for purposes of this paragraph.

                  G. Adjustment to Conversion Price Upon Anniversary Date. If the average of the Closing Bid Prices of the Common Stock over the twenty (20) consecutive trading days immediately preceding the Anniversary Date is greater than 130% of the Closing Price, then beginning on the Anniversary Date, the Conversion Price will be reset to 130% of the Closing Price.

                  H. Adjustment to Conversion Price for Major Announcements. In the event the Company (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger in which the Company is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Company or (ii) any person, group or entity (including the Company) publicly announces a tender offer to purchase 50% or more of the Company's Common Stock or otherwise publicly announces an intention to replace a majority of the corporation's Board of Directors by waging a proxy battle or otherwise (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in Article II. For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction, tender offer or removal of the majority of the Board of Directors which a public announcement as contemplated by this Article X.H. has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer which caused this Article X.H. to become operative. Adjustment to Conversion Price for Major Announcements.

                  Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section X, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series D Preferred Stock.

                                XI. VOTING RIGHTS

                  No Holder of the Series D Preferred Stock shall be entitled to vote on any matter submitted to the shareholders of the Company for their vote, waiver, release or other action, except as may be otherwise expressly required by law.

                           XII. PROTECTION PROVISIONS

                  So long as any Series D Preferred Shares are outstanding, the Company shall not, without first obtaining the approval of the Holders of majority of the outstanding shares of Series D Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series D Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Series D Preferred Stock; (c) create or issue any Senior Securities; (d) create or issue any Pari Passu Securities (except for Pari Passu Securities that are convertible preferred securities with a fixed conversion price at a premium to the market price of the Common Stock at the date of issuance), (e) increase the authorized number of shares of Series D Preferred Stock; (f) increase the par value of the Common Stock; or (g) do any act or thing not authorized or contemplated by this Article Third, Section 4 which would result in any taxation with respect to the Series D Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended, (or otherwise suffer to exist any such taxation as a result thereof).

                               XIII. MISCELLANEOUS

                  A. Lost or Stolen Certificates. Upon receipt by the Company of
         (i) evidence of the loss, theft, destruction or mutilation of any Series D Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Series D Preferred Stock Certificate(s), the
         Company shall execute and deliver new Series D Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost, stolen, destroyed or mutilated Series D Preferred Stock Certificate(s) if the Holder contemporaneously requests the Company to convert such Series D Preferred Stock.

                  B. Payment of Cash; Defaults. Whenever the Company is required to make any cash payment to a Holder under this Article Third, Section 4 (as a Conversion Default Payment, Redemption Amount or otherwise), such cash payment shall be made to the Holder by the method (by certified or cashier's check or wire transfer of immediately available funds) elected by such Holder. If such payment is not delivered when due such Holder shall thereafter be entitled to interest on the unpaid amount until such amount is paid in full to the Holder at a per annum rate equal to the lower of (x) the sum of prime rate published from time to time by the Wall Street Journal plus three percent (3%) and (y) the highest interest rate permitted by applicable law.

                  C. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Article Third,
         Section 4 shall be cumulative and in addition to all other remedies available under this Article Third, Section 4, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Article Third,
         Section 4. Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein; provided, however, that the Company shall be entitled to prepare summaries of this Article Third, Section 4 for purposes of complying with its disclosure obligations and in connection with bona fide disputes as to the operations of the provisions of this Article Third, Section 4.

                  D. Failure or Indulgency Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                  E. Notices. Any notice from a Holder to the Company hereunder shall be given to the Company in accordance with Section 8(f) of the Securities Purchase Agreement. Any notices from the Company to a Holder shall be given to such Holder at such Holder's address as shown in the stock register of the Company and otherwise in accordance with Section 8(f) of the Securities Purchase Agreement.

                  FOURTH: The capital of the corporation shall be at least equal to the sum of the aggregate par value of all the issued shares having par value, plus an aggregate amount of consideration received by the corporation for the issuance of shares without par value, plus such amounts, as from time to time, by resolution of the Board of Directors, may be transferred thereto.

                  FIFTH: The office of the corporation is to be located in County of Kings, State of New York. The Secretary of State is designated as the Agent of the Corporation, upon whose process against the Corporation may be serving and the address to which the Secretary of State shall mail a copy of any process against the corporation which may be served upon it pursuant to law is c/o CT Corporation System, 1633 Broadway, New York, NY 10019.

                  SIXTH:  The duration of the corporation shall be perpetual.

                  SEVENTH: (a) The Board of Directors shall from time to time determine the number of directors constituting the entire Board of Directors of the Corporation; provided, however, that in no even shall the number of directors constituting the entire Board of Directors be less than five directors.

                            (b) In all elections of directors, each shareholder shall be entitled to as many votes as shall equal the number of shares held by him, multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit, which right, when exercised, shall be termed `cumulative voting.'

                            (c) No director may be removed from office prior to the expiration of his term except for cause by the vote of the shareholders as required by Section 706 of the Business Corporation Law.

                  EIGHTH: [omitted]

                  NINTH:  [omitted]

                  TENTH: The United States Corporation Company, 15 Columbus Circle, New York, NY 10023 is designated as the agent of the corporation upon whom process in any action or proceeding against the corporation may be served.

                  ELEVENTH: No contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this corporation is or are interested in, or is a director or officer, or are directors or officers, of such other corporation, and any director or directors, individually or jointly may be a party or parties to, or may be interested in any contractor transaction of this corporation, or in which this corporation is interested, and no contract, act or transaction of this corporation with any person or persons, firms or corporations shall be affected or invalidated by the fact that any director or directors of this corporation is a party or are parties to, or interested in, such contract, act or transaction, or in any way connected with such person or persons, firms or corporations and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in anywise interested.

                  TWELFTH: No stockholder of this Corporation shall, because of the ownership of stock, have a pre-emptive or other right to purchase, subscribe for, or take any part of any stock or any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase stock of this Corporation issued, optioned, or sold by it. Any part of the capital stock and any part of the notes, debentures, or warrants to purchase stock of this Corporation authorized by this amended certificate may at any time be issued optioned for sale, and sold or disposed of by this Corporation pursuant to resolution of its board of directors to such persons and upon such terms as may to such board seem proper without first offering such stock or securities or any part thereof to existing stockholders.

                  The affirmative vote of holders of not less than two-thirds of the outstanding shares of stock of the Corporation shall be required in order to amend, alter, change or repeal the provisions of Article SEVENTH hereof or this Article TWELFTH."

         FIFTH: That the changes in the Certificate of Incorporation and the restatement were authorized by resolutions passed at the special meeting of the Board of Directors held August 27, 1998 and by unanimous written consent, dated as of September 30, 1998, by the holders of the Series E Convertible Preferred Stock.

         IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under penalties of perjury this 30th day of October, 1998.

                                    SOFTNET SYSTEMS, INC.



                                    By:  /s/ Lawrence B. Brilliant
                                         ------------------------------
                                         Lawrence B. Brilliant, M.D.
                                         President and Chief Executive






                                    By:  /s/ Steven M. Harris
                                         ------------------------------
                                         Steven M. Harris
                                         Vice President and Secretary